UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TransUnion

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 26, 2021

Dear Fellow Stockholders:

I am pleased to invite you to join our Board of Directors and senior leadership for our 2021 Annual Meeting of Stockholders (Annual Meeting), which will be held on Tuesday, May 11, 2021, at 12:00 p.m. Central Daylight Time. Our Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast.

The attached Notice of Annual Meeting of Stockholders and proxy statement will serve as your guide to the business to be conducted at the meeting. We are mailing a Notice of Internet Availability of Proxy Materials (Notice) to our stockholders. We believe the Notice process allows us to provide our stockholders with the information they desire in a timely manner, while saving costs and reducing the environmental impact of our Annual Meeting. The Notice contains instructions on how to access our 2020 Annual Report (which includes our 2020 Form 10-K), proxy statement and proxy card over the Internet, as well as instructions on how to request a paper copy of the materials, if desired.

Your vote is very important to us. We encourage you to sign and return your proxy card and/or vote by telephone or via the Internet following the instructions on the Notice as soon as possible, so that your shares will be represented and voted at the Annual Meeting. Instructions on how to vote are on page 9.

We urge you to read the accompanying proxy statement carefully and to vote FOR the director nominees proposed by the Board of Directors and FOR the other proposal in accordance with the recommendations of the Board of Directors.

On behalf of your Board of Directors, thank you for your confidence in TransUnion. We look forward to your continued support.

Chris Cartwright

President and CEO

555 West Adams Street

Chicago, Illinois 60661

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, May 11, 2021

12:00 p.m. Central Daylight Time

The 2021 Annual Meeting of Stockholders of TransUnion (Annual Meeting) will be held at 12:00 p.m. Central Daylight Time on Tuesday, May 11, 2021. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and TransUnion. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Annual Meeting” on page 7.

We are holding the Annual Meeting for the following purposes:

1.	To elect each of William P. (Billy) Bosworth, Suzanne P. Clark, Kermit R. Crawford, Russell P. Fradin, Pamela A. Joseph and Thomas L. Monahan, III to the Board of Directors for a term of one year;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as TransUnion’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The close of business on March 15, 2021 is fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination, by any stockholder, at our offices in Chicago, Illinois during normal business hours for a period of ten days before the Annual Meeting. Please contact our Corporate Secretary, Heather J. Russell, at (312) 985-2000 if you wish to inspect the list of stockholders before the Annual Meeting. The stockholder list will also be available during the virtual Annual Meeting for examination by any stockholder at www.virtualshareholdermeeting.com/TRU2021.

We are pleased to take advantage of the U.S. Securities and Exchange Commission’s “Notice and Access” rule that allows us to provide stockholders with notice of their ability to access proxy materials via the Internet. Under this process, on or around March 26, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials (Notice) to certain of our stockholders informing them that our proxy statement, 2020 Annual Report (which includes our 2020 Form 10-K) and voting instructions are available on the Internet as of the same date. The proxy statement will also be made available to all other stockholders on or around March 26, 2021. As more fully described in the Notice, all stockholders may choose to access our proxy materials via the Internet or may request printed materials.

By order of the Board of Directors,

Heather J. Russell

Executive Vice President, Chief Legal

Officer and Corporate Secretary

March  26, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of the 2021 Annual Meeting, the proxy statement and our 2020 Annual Report

(which includes our 2020 Form 10-K) are available at: www.proxyvote.com

2021 Proxy Statement Contents

CEO LETTER TO STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

PROXY STATEMENT SUMMARY	2

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	7

CORPORATE GOVERNANCE AND RELATED MATTERS	13

General	13
Company Structure; Board Composition	13
Board Leadership Structure and Role of Board in Risk Oversight	13
Director Independence	14
Mandatory Retirement	15
No Term Limits	15
Stockholder Engagement	15
Communications with Directors	15
Meetings and Meeting Attendance	16
Sustainability Overview	16
Considerations for Board Nominees	18
Background and Experience of Directors	19
Board Committees	25
Code of Business Conduct	29
Related Person Transactions	29
Compensation Committee Interlocks and Insider Participation	30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31

Delinquent Section 16(a) Reports	32

PROPOSAL 1: ELECTION OF DIRECTORS	33

Director Compensation	33

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36

Ratification of Appointment of PricewaterhouseCoopers LLP	36
Audit and Related Fees	36
Audit and Compliance Committee Report	37

COMPENSATION DISCUSSION AND ANALYSIS	39

Executive Summary	39
Executive Compensation Philosophy and Governance Practices Align with Stockholders and Reflect Best Practices, Discouraging and Mitigating Excessive Risk Taking	43
Role of Compensation Committee, Management and Compensation Consultant in Compensation Decisions	45
Overview of 2020 Target Compensation Mix	45

i

ii

TransUnion

555 West Adams Street

Chicago, Illinois 60661

(312) 985-2000

www.transunion.com

PROXY STATEMENT

For the 2021 Annual Meeting of Stockholders

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (or Board) to be voted at the 2021 Annual Meeting of Stockholders (Annual Meeting) of TransUnion, a Delaware corporation, sometimes referred to as the Company, we, us or our. The Annual Meeting will be held on Tuesday, May 11, 2021 at 12:00 p.m. Central Daylight Time virtually, via live audio webcast. You will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Annual Meeting” on page 7.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (SEC), we are providing our stockholders access to our proxy materials and other Annual Meeting materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (Notice) will be mailed to our stockholders on or about March 26, 2021, unless a stockholder has previously requested printed materials. Stockholders will have the ability to access the proxy materials and our 2020 Annual Report (which includes our 2020 Form 10-K) on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice. The Notice contains instructions on how you can vote on the Internet or by telephone. You will need the 16-digit control number provided on the Notice or your proxy card (if applicable) to vote.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or mail will remain in effect until you terminate it.

ELECTION TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS.

You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery. For further information on how to take advantage of this cost-saving service, please see page 12 of the proxy statement.

PROXY STATEMENT SUMMARY

This proxy statement summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2020 Annual Report (which includes our 2020 Form 10-K) carefully before voting.

Annual Meeting of Stockholders

Time and Date:	Tuesday, May 11, 2021 at 12:00 p.m. Central Daylight Time

Virtual Meeting Access:	www.virtualshareholdermeeting.com/TRU2021

Record Date:	March 15, 2021

Voting:	Stockholders as of the record date are entitled to vote.
Vote by Internet at http://www.proxyvote.com
Vote by telephone at 1-800-690-6903
Vote by completing and returning your proxy card or voter instruction card
Vote your shares at www.virtualshareholdermeeting.com/TRU2021 on the day of and during the Annual Meeting
We urge you to vote before the meeting.

Voting Matters Agenda Item	Board Vote Recommendation	Page Reference

1. Election of Directors The Board recommends the election of each of the six director nominees for a one-year term.	FOR each Director Nominee	33

2. Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm The Board is asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2021.	FOR	36

Corporate Governance Highlights

The Board is responsible for overseeing our assets and business affairs in an honest, fair and ethical manner driven by comprehensive corporate governance principles, including the following:

Governance Highlights

☑  9 of 10 directors are independent

☑  Majority voting for directors

☑  Declassified Board of Directors (subject to phase-out as described below)

☑  No supermajority voting provisions

☑  Clawback policy

☑  Stock ownership guidelines for executives and directors

☑  Independent Audit and Compliance, Compensation, Nominating and Corporate Governance (“NCG”) and Technology, Privacy and Cybersecurity (“TPC”) Committees

☑  Mandatory retirement age of 75 for directors (subject to waiver)

☑  No poison pill

☑  No pledging or hedging of TransUnion stock

☑  Active stockholder engagement

☑  Robust director nominee selection process

Our Board was historically divided into three classes, with one class standing for election each year for a three-year term. At the 2020 Annual Meeting of Stockholders, our stockholders approved the phased declassification of our Board over a three-year phase-out period. At the 2020 Annual Meeting of Stockholders, the stockholders elected our then-current Class II directors for a term of one year and at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), we will seek the election of our current Class II and Class III directors to serve for a one-year term. All directors will stand for election on an annual basis beginning with the 2022 Annual Meeting of Stockholders.

Board of Directors – Key Facts

The following table provides summary information about each of our directors. More detailed information about each director’s background, skill set and experience can be found beginning on page 19.

Name	Age[1]	Director Since	Independent	Occupation	Committee Memberships	Other Public Company Boards

George M. Awad	60	2013	☑	Principal, Gibraltar Capital Corporation	• Audit and Compliance • TPC	None

William P. (Billy) Bosworth	51	2020[2]	☑	CEO, Dremio Corporation	• Compensation[3] • TPC[3]	None

Christopher A. Cartwright	55	2019		President and CEO, TransUnion	• Executive	None

Suzanne P. Clark	53	2017	☑	President and Chief Executive Officer, U.S. Chamber of Commerce	• Audit and Compliance • TPC	• AGCO Corporation (NYSE: AGCO)

Name	Age[1]	Director Since	Independent	Occupation	Committee Memberships	Other Public Company Boards

Kermit R. Crawford	61	2019	☑	Former President and COO, Rite Aid Corporation	• Audit and Compliance • TPC	• C.H. Robinson (NASDAQ: CHRW) • The Allstate Corporation (NYSE: ALL)

Russell P. Fradin	65	2018	☑	Operating Partner, Clayton, Dubilier & Rice	• NCG (Chairperson) • TPC • Executive	None

Pamela A. Joseph	62	2015	☑	CEO, Clearent, LLC	• Compensation • NCG • Executive (Chairperson)	• Adyen N.V. (ADYEN.AS) • Paychex, Inc. (NASDAQ: PAYX)

Siddharth N. (Bobby) Mehta	62	2012	☑	Former President and CEO, TransUnion	• TPC (Chairperson) • Executive	• The Allstate Corporation (NYSE: ALL) • Jones Lange LaSalle Incorporated (NYSE: JLL) • Northern Trust Company (NASDAQ: NTRS)

Thomas L. Monahan, III	54	2017	☑	President and CEO, DeVry University; Managing Partner, Norton Street Capital	• Audit and Compliance (Chairperson) • Compensation • Executive	None

Andrew Prozes	75[4]	2014	☑	Former CEO, LexisNexis	• Compensation (Chairperson) • NCG • Executive	None

(1)	The age indicated for each director is as of March 15, 2021.
(2)

On September 21, 2020, Mr. Bosworth was appointed by the Board of Directors as a Class II director to fill a vacancy on the Board and to serve as a Class II director for the balance of the one-year term expiring at the Annual Meeting. Mr. Bosworth was recommended to the Board by a third-party search firm.

(3)	The Board has appointed Mr. Bosworth to serve as a member of the Compensation Committee and the Technology, Privacy and Cybersecurity Committee effective on May 11, 2021.
(4)	In accordance with the Board’s mandatory retirement policy, Mr. Prozes is expected to retire from the Board at the 2022 Annual Meeting of Stockholders, which is the end of his current term.

Executive Compensation Highlights

Executive Compensation Philosophy

Our executive compensation program is based on a philosophy that aligns the interests of our executives and stockholders. The following are key objectives of our compensation philosophy:

•	Attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth;
•

Align the focus of our executives with the interests of our stockholders by rewarding executives for the achievement of strategic goals that successfully drive our strategy, operations and business performance and, thereby, enhance stockholder value;

•	Differentiate rewards based on actual individual performance while also rewarding executives for our overall results; and
•	Discourage unnecessary and excessive risk-taking.

Strong Stockholder Support

Our most recent Say-on-Pay vote was held at our 2019 Annual Meeting of Stockholders, and received 98.3% support. We believe this strong Say-on-Pay vote outcome shows the support for our executive compensation program.

Executive Compensation Reflected our NEOs’ Strong Performance and the Company’s Performance During the Challenges of 2020

•

Our Named Executive Officers’ 2020 annual incentive payout ranged between 5% and 43% of target. Our Compensation Committee exercised upward discretion to increase annual incentives to an average payout of 80% of target given our successful response to the COVID-19 pandemic, our relative and absolute total stockholder return and financial performance, and the compensation treatment provided to our broader employee population.

•

Our 2018-2020 Performance Share Unit total weighted payout was 175% of target resulting from above target performance achievement on all three performance measures: Cumulative Adjusted EBITDA (45% weighting), Cumulative Revenue (20% weighting) and Relative TSR (35% weighting).

Target Compensation Mix is Linked to Company Performance and Aligned with Stockholders

•	88% of our CEO’s target compensation and 78% of our other NEOs’ target compensation is “at-risk” based on Company and share price performance.
•	73% of our CEO’s target compensation and 56% of our other NEOs’ target compensation is based on long-term incentives aligned with stockholders.

CEO TARGET PAY MIX

ALL OTHER NEOS’ TARGET PAY MIX

See “Compensation Discussion and Analysis” on page 39 and “Executive Compensation” on page 60 for additional details on our executive compensation programs.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Where and when is the Annual Meeting?

A:

The Annual Meeting will be held on Tuesday, May 11, 2021 at 12:00 p.m. Central Daylight Time virtually, via live audio webcast. You may access the virtual meeting as follows: www.virtualshareholdermeeting.com/TRU2021. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

Q:	Why are we holding a virtual Annual Meeting?

A:

We will continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only stockholders of record at the close of business on March 15, 2021, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. The record date is established by our Board. Stockholders are entitled to one vote for each share of our common stock that they owned as of the record date. On the record date, we had 191,272,627 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What do I need to do to attend and participate in the Annual Meeting virtually?

A:

Both stockholders of record and stockholders whose shares are held in street name (defined below) will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/TRU2021. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.

We have designed our virtual format to enhance your access, participation and communication. The virtual format allows stockholders to submit questions during the Annual Meeting to our Board or management. Questions must be confined to matters properly before the Annual Meeting and of general Company concern. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate.

The Annual Meeting live audio webcast will begin promptly at 12:00 p.m. Central Daylight Time on Tuesday, May 11, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Central Daylight Time, and you should allow ample time for the check-in procedures.

Q:	What is the difference between holding shares as a registered stockholder and as a beneficial owner or in “street name?”

A:	If your shares were registered directly in your name as of the record date with our transfer agent, American Stock Transfer & Trust Company, you are considered the “registered stockholder” of those shares. As a stockholder of record, we will mail the Notice, or if requested, copies of the proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee (“street name”), you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the Notice or, if requested, printed proxy materials and our 2020 Annual Report were forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions included in the materials. However, because a beneficial owner whose shares are held in street name is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Heather J. Russell, Executive Vice President, Chief Legal Officer and Corporate Secretary, and Rachel W. Mantz, Vice President and Assistant Corporate Secretary, to act as proxy holders at the virtual Annual Meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

Q:	What routine matters will be voted on at the Annual Meeting?

A:

The ratification of the independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

Q:	What non-routine matters will be voted on at the Annual Meeting?

A:

The election of directors is a non-routine matter on which brokers are not allowed to vote unless they have received voting instructions from their customers. Brokers who do not receive voting instructions will only be allowed to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021.

Q:	Could other matters be decided at the Annual Meeting?

A:

We are not aware of any matters that will be considered at the Annual Meeting other than those described in this proxy statement. However, if any other matters properly arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote:

•	“FOR” the election of each of the six director nominees named in this proxy statement as a director for a one-year term.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021.

Q:	What is the vote required for each proposal?

A:

For Proposal 1, Election of Directors, to be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Any incumbent director who fails to receive the required number of votes for re-election is required to promptly tender his or her resignation, and the Nominating and Corporate Governance (“NCG”) Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Taking into account the recommendation of the NCG Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken, within 90 days from the date of the certification of election results. We will publicly disclose any such decision by the Board with regard to any director’s resignation. If you hold your shares in street name and do not give your broker specific voting instructions, your shares will not be voted and will not be counted in the election of the director nominees.

For Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, the proposal will be approved if more votes are cast “FOR” than are cast “AGAINST” the proposal. As Proposal 2 is advisory and non-binding, the Board will review the voting results on this proposal and take the results into account when making future decisions regarding this matter. Broker non-votes (described below) may be voted at the discretion of the broker or other nominee with respect to Proposal 2. Abstentions will have no effect on the outcome of Proposal 2.

Q:	What is a broker non-vote?

A:

The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called “broker non-votes.” For purposes of determining the outcome of any proposal as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, if allowed, these shares will be treated as not present and not entitled to vote with respect to that proposal, even though those shares are considered entitled to vote for quorum purposes.

Q:	What is the effect of an abstention?

A:

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting. An abstention with respect to Proposal 2 will have no effect.

Q:	What constitutes a quorum?

A:

A majority of the aggregate voting power of the common stock entitled to be voted at the Annual Meeting is a quorum, which is required for holding and transacting business at the Annual Meeting. The shares may be present virtually or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	Who is soliciting my vote?

A:	Our Board is soliciting your vote for the Annual Meeting.

Q:	How do I vote?

A:

Virtual Meeting. Stockholders of record may attend the virtual meeting by visiting www.virtualshareholdermeeting.com/TRU2021, where you may vote and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. For more information on how to attend and vote at the Annual Meeting, please see the section titled “Questions and Answers About the Annual Meeting” on page 7. You may also vote by any of the following methods (please vote as soon as possible):

Internet. Vote at http://www.proxyvote.com, the website for Internet voting. Follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 10, 2021.

Telephone. Vote by telephone by calling 1-800-690-6903. Follow the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 10, 2021.

Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 10, 2021.

If you hold your TransUnion shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker’s voting process. Please carefully follow the directions on your proxy card or the voter instruction card from your broker.

Voting by Internet, telephone or mail will not limit your right to vote virtually at the Annual Meeting if you later decide to change your vote while attending the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, the Board recommends that you submit a proxy in advance via the Internet, by telephone or by mail.

Q:	Can I vote my stock by filling out and returning the Notice?

A:

No. The Notice will provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card via mail, or by submitting a ballot electronically during the Annual Meeting.

Q:	If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

A:	No.

Q:	Can I change my vote?

A:	Yes. You may revoke or change a proxy before the vote is taken at the Annual Meeting by:

•	giving notice of the revocation in writing to our Corporate Secretary at 555 West Adams Street, Chicago, Illinois 60661;

•	submitting another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the Internet, is received by 11:59 p.m. (Eastern Daylight Time) on May 10, 2021; or

•	if you have instructed your broker or other nominee to vote your shares, by following the directions received from your broker or nominee to change those instructions.

Q:	Who will tabulate and certify the vote?

A:

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

Q:	What if I have technical difficulties during the check-in time or during the Annual Meeting?

A:

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/TRU2021. Please be sure to check in beginning at 11:45 a.m. Central Daylight Time on May 11, 2021, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting, unless only preliminary voting results are available at that time. If necessary, we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of this report and other reports free of charge on our Investor Relations website, www.transunion.com/tru, on the Financials page, or by contacting our Investor Relations department at 312-985-2860. Also, the Form 8-K and other reports we file with the SEC are available to you on the Internet at the SEC’s website at http://www.sec.gov.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

A:

Most stockholders received a Notice instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to stockholders. On or around March 26, 2021, we will begin mailing the Notice to certain stockholders of record as of the close of business on March 15, 2021, and we will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail for this meeting and on an ongoing basis. Stockholders who previously requested printed proxy materials or electronic materials on an ongoing basis will receive those materials in the format requested.

Q:	How can I access the proxy materials over the Internet?

A:

The Notice, this proxy statement and our 2020 Annual Report are available at www.proxyvote.com prior to the day of the Annual Meeting or at www.virtualshareholdermeeting.com/TRU2021 on the day of and during the Annual Meeting. Your Notice or proxy card will contain instructions on how to view these materials. Our proxy materials are also available on our Investor Relations website, www.transunion.com/tru, on the Financials page.

Q:	What does it mean if I receive more than one proxy card or Notice?

A:

If you receive more than one proxy card or Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on each proxy card and/or Notice to ensure that all of your shares are voted.

Q:	Who pays for the proxy solicitation related to the Annual Meeting?

A:

We will bear the entire cost of this solicitation, including the preparation, assembly, printing, the mailing of the Notice and any mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of TransUnion, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We have retained Georgeson LLC to assist us with the solicitation of proxies for an estimated fee of $8,500 plus expenses. We also will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.

Q:	Can I choose to receive proxy statements and annual reports on the Internet instead of receiving them by mail?

A:	Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future annual reports and proxy statements on the Internet only and not receive copies in the mail by following the instructions on your proxy card or voting instruction form. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements, unless withdrawn.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

Our Board of Directors directs the management of our business and affairs, and also manages our business on behalf of our stockholders. The Board and management recognize that the interests of TransUnion are advanced by responsibly addressing the concerns of multiple constituencies, including employees, consumers, customers and the communities in which we operate. Our Corporate Governance Guidelines support the Board in its oversight role and in fulfilling its obligation to stockholders.

Our Corporate Governance Guidelines address, among other things:

•	the composition and responsibilities of the Board,
•	director independence and qualification standards,
•	Board meeting requirements,
•	management succession planning,
•	compensation of non-management directors, and
•	communications with Board members.

The NCG Committee regularly reviews our Corporate Governance Guidelines and recommends modifications of these guidelines to the Board when appropriate, including when New York Stock Exchange (“NYSE”) and SEC regulations require changes.

You can find our Corporate Governance Guidelines on our Investor Relations website, www.transunion.com/tru, on the “Leadership and Governance” page.

Company Structure; Board Composition

TransUnion was formed by affiliates of Goldman, Sachs & Co. LLC and Advent International Corporation on February 15, 2012. On April 30, 2012, TransUnion Intermediate Holdings, Inc. was acquired by TransUnion and became our wholly-owned subsidiary. On June 30, 2015, we completed the initial public offering of our common stock at a public offering price of $22.50 per share. Our stock trades on the New York Stock Exchange under the ticker “TRU.”

Our Third Amended and Restated Certificate of Incorporation, approved by our stockholders at the 2020 Annual Meeting of Stockholders, provides for a phased de-classification of our board of directors. We currently have four directors in Class I (Dr. George Awad and Messrs. Christopher Cartwright, Siddharth (Bobby) Mehta and Andrew Prozes), four directors in Class II (Messrs. William (Billy) Bosworth, Kermit Crawford and Thomas Monahan and Ms. Suzanne Clark) and two directors in Class III (Mr. Russell Fradin and Ms. Pamela Joseph). The Class II directors, other than Mr. Bosworth, were each elected to a one-year term at the 2020 Annual Meeting of Stockholders, and the Class II and Class III directors will each be, if elected by our stockholders, elected to a one-year term at the Annual Meeting. William P. (Billy) Bosworth was appointed by the Board on September 21, 2020 to fill a vacancy on the Board for a Class II director for the balance of the one-year term expiring at the Annual Meeting. At the 2022 Annual Meeting of Stockholders, all director nominees elected by our stockholders will be elected to hold office for a term of one year, or until their successors are duly elected and qualified, therefore terminating the classification of our Board.

Board Leadership Structure and Role of Board in Risk Oversight

Our Board of Directors is currently led by Ms. Pamela Joseph, our Non-Executive Chairperson. Whenever the Chairperson of the Board is also the CEO or is a director who does not otherwise qualify as an “independent director,” the independent directors will elect from among themselves a Lead Director of the Board. Following nomination by the NCG Committee, each independent director will be given the opportunity, by secret ballot, to vote in favor of a Lead Director nominee or to write in a candidate of his or her own. The Lead Director will be elected by a plurality and will serve until the Board meeting immediately following the next annual meeting of stockholders, unless otherwise determined by the Board. Since the CEO position is currently separate from our Chairperson position, we do not have a Lead Director at this time.

We believe that the separation of the Chairperson and the CEO roles is appropriate for us at this time. The Board believes that this leadership structure is appropriate because it strikes an effective balance between management and independent director participation in the Board process. The Non-Executive Chairperson role allows our President and CEO to focus on his management responsibilities in leading the business, setting our strategic direction and optimizing our performance and operations. At the same time, the Non-Executive Chairperson can focus on Board leadership, provide guidance to the CEO, and focus on corporate governance and our overall business strategy. The Board believes that the separation of functions between the CEO and the Non-Executive Chairperson of the Board provides independent leadership of the Board in the exercise of its oversight responsibilities, increases the accountability of the CEO and creates transparency into the relationship among executive management, the Board and our stockholders.

The Board of Directors has extensive involvement in the oversight of risk management related to TransUnion and our business and accomplishes this oversight through regular reporting to the Board by the Audit and Compliance Committee. The Audit and Compliance Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the oversight of administrative and financial and disclosure controls, and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, compliance and internal audit functions, the Audit and Compliance Committee reviews and discusses all significant areas of our business and summarizes for the Board of Directors areas of compliance risk and appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Director Independence

Our Board of Directors has affirmatively determined that each of Mses. Clark and Joseph, Dr. Awad and Messrs. Bosworth, Crawford, Fradin, Mehta, Monahan and Prozes has no material relationship with the Company and qualifies as an independent director under the standards established by NYSE, as currently in effect.

In making that determination, the Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and applied the following standards under NYSE rules, which provide that a director will not be considered independent if he or she:

•	is currently an employee of the Company or has an immediate family member who is one of our executive officers;
•	has been a Company employee within the past three years or has an immediate family member who has been an executive officer within the past three years;
•

has, or has an immediate family member who has, received within the past three years more than $120,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than a family member’s compensation for service as a non-executive employee;

•

is a current partner or employee of a firm that is our internal or external auditor; has an immediate family member who is a current partner of such a firm; has an immediate family member who is a current employee of such firm and personally works on our audit; or was, or has an immediate family member who was within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

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has, or has an immediate family member who has, been employed as an executive officer of another company where any of our present executives have served on the other company’s compensation committee during the past three years; or

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is currently employed as an executive officer or employee, or has an immediate family member who is currently employed as an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

Mr. Leo Mullin, who served as a director until his resignation on May 12, 2020, was deemed to be independent under the NYSE rules. Mr. James Peck, who served as a director until his resignation on February 29, 2020, was not deemed to be independent under the NYSE rules as Mr. Peck served as our President and CEO until May 8, 2019. The purpose of the independence review by our Board is to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director or director nominee is independent. As a result of its review of our nominees for director, the Board determined that Mses. Clark and Joseph and Messrs. Bosworth, Crawford, Fradin and Monahan are independent under NYSE rules. There are no family relationships between any of the nominees for director or between any nominee and any executive officer of our Company.

Mandatory Retirement

Any director who reaches age 75 while in office must resign when he or she reaches the age of 75. A director elected to the Board before his or her 75th birthday may continue to serve until the later of (1) the expiration of the director’s then-current term and (2) the annual stockholders’ meeting coincident with or next following his or her 75th birthday. On the recommendation of the NCG Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company. Mr. Prozes, who has now reached the age of 75, will continue to be eligible to serve on the Board until the 2022 Annual Meeting of Stockholders, the end of his current term.

No Term Limits

The Board believes we benefit from the service of directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations. The NCG Committee will review periodically the appropriateness of each director’s continued service.

Stockholder Engagement

We employ a broad stockholder engagement program that provides management and our Board with valuable insight and feedback from investors throughout the year. Despite the impacts of the COVID-19 pandemic, we quickly transitioned from in-person meetings and events to virtual engagements without any meaningful disruption. During 2020, senior management engaged with stockholders representing 55% of our outstanding common stock and with approximately 70% of actively managed shares. Throughout the year, we also reached out to many of our stockholders to specifically understand their environmental, social and governance-related expectations.

Communications with Directors

We have established a process for communications with directors. All interested parties (including our stockholders) who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit and Compliance, Nominating and Corporate Governance or Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Chief Legal Officer (Heather Russell, heather.russell@transunion.com), 555 West Adams Street, Chicago, Illinois 60661, who will forward such communications to the appropriate party. Such communications may be made confidentially or anonymously.

Meetings and Meeting Attendance

During 2020, each of our directors attended at least 75% of the Board and Board committee meetings on which he or she served (held during the period that such director served). Our Board of Directors met ten times during 2020. Directors are expected to attend our annual stockholders’ meeting. For our 2020 Annual Meeting of Stockholders, all members of our Board who were then-serving attended the meeting.

Sustainability Overview

We believe that our responsibility to the world does not stop at connecting information, consumers, and clients; rather, we are dedicated to making meaningful, positive contributions to society. We are making an impact today through our commitments in advancing underrepresented people, enabling life-changing access to credit in new markets, and using trended data to help consumers improve their credit.

Sustainability Oversight

The NCG Committee oversees our Sustainability Program. The NCG Committee meets on a quarterly basis to evaluate environmental, social and governance (“ESG”) issues and progress, among other matters. Our leadership’s vision on sustainability, in turn, guides the strategic direction of our sustainability program.

Determining Materiality

To determine the ESG issues most material to our business, we regularly engage key stakeholders and monitor the evolving landscape. We also conduct periodic materiality assessments to ensure that the focus of the sustainability program is aligned with ESG risks and opportunities. In 2021, we expect to refresh our enterprise ESG materiality assessment to further align our focus on evolving ESG risks and opportunities from a variety of stakeholder perspectives.

Sustainability Program

We maintain a sustainability program on the ESG issues most material to our business and measure our progress in these areas.

Security, Governance & Compliance

We maintain robust security, governance and compliance programs to ensure alignment with the requirements of our industry and to uphold our high standards.

•

Corporate Governance Practices—We maintain a corporate governance program that upholds high ethical, legal, and industry standards. Management regularly reports to the NCG Committee regarding our corporate governance program and seeks the committee’s input regarding any proposed modifications to our governance structure.

•

Business Ethics—We handle sensitive information that we use to help individuals make life-changing decisions every day. It is imperative that we protect the integrity and security of this sensitive data, which requires us to employ professionals with the highest ethical standards. Failure to protect such sensitive data could lead to negative consequences for TransUnion including reputational damage, fines, lawsuits, and/or government intervention. To help secure sensitive data, we place great importance in training and holding our employees accountable for compliance with all legal and ethical standards. To ensure the high ethical standards that conducting our business requires, we have several programs, policies, and processes in place. For example, our Code of Business Conduct sets forth the standards by which we operate with each other, our consumers, customers, vendors and business partners. In order to ensure that our associates, officers and Board members are well-informed and have the guidance to act in a manner consistent with our values, everyone at TransUnion is required to review and affirm the Code of Business Conduct annually.

•

Data Security—TransUnion serves both consumers and businesses, providing credit and fraud-prevention data and information-based solutions. Information security is vital to our operations. Our Information Security program is developed in a manner consistent with ISO/IEC 27001:2013 principles, and we consistently evolve our approach to protect against increasing security threats around the world.

Maintaining strong security, governance and compliance protocols helps build trust with our regulators and empowers our associates to make responsible choices.

People, Social Innovation & Communities

Our passionate, highly trained employees bring their experience, perspective and creativity to their teams around the world. We support our employees by providing competitive benefits and development opportunities. This year presented numerous challenges for our employees and communities, but we expanded our programming to meet growing demands to address racial inequity and the effects of the COVID-19 pandemic.

•	People—Our workforce is comprised of approximately 8,200 knowledgeable and passionate employees around the world; just over half of our employees are located in the United States.
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Diversity, Equity & Inclusion—We believe that our rich culture of inclusion and diversity enables us to create, develop and fully leverage the strengths of our workforce to exceed consumer and customer expectations and meet our growth objectives. We have implemented several measures to ensure that we focus on making progress in diversity, including setting enterprise diversity goals related to gender equity, and ethnic and racial representation. As a testament to our commitment to diversity, equity and inclusion, we established two mission-focused diversity committees. Our Gender Equity Steering Committee—led by our Chief Financial Officer and Chief Legal Officer—focuses on advancing TransUnion’s global gender parity goal for roles at the vice president level and above. Our Racial Equity Task Force—led by several members of our executive leadership team—focuses on advancing opportunities, fairness and justice for racial minorities inside and outside of TransUnion.

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COVID-19 Response—The COVID-19 pandemic has brought many challenges, and our primary focus throughout has been and continues to be the health and safety of our associates, our customers, and the wider communities in which we operate. We quickly and effectively moved to a work-from-home model in the early days of the pandemic in every market we serve, and continue to adhere to that model. This has allowed us to protect our associates and the broader population while continuing to operate our business and provide services and solutions to customers and consumers. We have enhanced the ways we help our employees care for themselves and their families. This includes child care benefits that provide access to onsite or community centers, enhanced back-up care choices that include personal caregivers, child care referral assistance and child care provider discounts, help with homework and a variety of parenting educational resources. We also provide our employees with access to free mental and behavioral health resources, including on-demand access to the Employee Assistance Program for employees and their dependents.

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Social Innovation—During 2020, we leveraged our significant data assets to advance social causes. Causes that we supported through our products, data, or technical skills included: COVID-19 medical research, veteran suicide prevention, and financial inclusion and literacy, among others.

•	Communities—We support the communities where we operate by purchasing goods from diverse businesses, as well as participating in volunteer projects and philanthropic donations.

We value our people and communities, and work diligently to provide expanded opportunities in and outside the workplace. We are dedicated to providing a welcoming, diverse, inclusive and growth-oriented work environment that enables all our people to reach their full potential. We also strive to expand just and equitable economic inclusion of all communities, providing the foundation for enhanced quality of life.

Climate Change & Environmental Footprint

We are committed to reducing our environmental impact through efficiency and resource use reduction. The greatest impact we have on the environment comes from our data centers and resources consumed for our offices.

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Climate Change & Energy Use—A large energy use footprint contributes to climate change by adding greenhouse gas emissions to the atmosphere through the generation, transmission, and use of electricity. In the past, we consolidated our data centers to reduce our energy use. At the beginning of 2020, we announced an initiative to further enhance our technology infrastructure through a three-year investment that we refer to as Project Rise. Our investment will be concentrated in streamlining processes, increasing automation, and rapidly adopting a hybrid public and private cloud approach globally. Among the benefits from Project Rise, we anticipate the migration will create meaningful scaled economies around company-driven consumption of our infrastructure using cloud-based technology. Scaled economies are not only good for our bottom-line, but help reduce our energy consumption and greenhouse gas emissions. In addition, we reduced our energy use during the COVID-19 pandemic through various energy efficiency steps that reduced consumption across our offices.

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Real Estate Reduction—Before COVID-19, we began consolidating office space to reduce the number of offices available and reduce waste. In 2020, the Company closed the physical locations of 26 offices —most housed fewer than five associates, and the teams and operations transitioned to other nearby offices or fully remote work. Post-COVID-19, we will continue to assess how and where location efficiencies can be gained across the more than 30 countries and territories where we have a physical presence and to provide associates with more remote work flexibility.

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Environmental and Waste Management—At select facilities, we maintain environmental management systems in place to mitigate our impact on the environment. Since February 2020, as our associates primarily worked from home, our Chicago headquarters consumed 65% less electricity than the prior year. We will continue focusing on such reductions once our associates begin to return to working in our remaining office environments.

We seek to limit our environmental footprint and support responsible resource use. Reducing our energy and resource use lowers our operational costs and climate change impact, helping to ensure the well-being of communities and our associates. More information on our sustainability practices is available in our 2020 Annual Report.

Considerations for Board Nominees

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed below under Director Experience and Skills and each of the directors’ individual biographies. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

While the Board has not established mandatory minimum qualifications that a potential director nominee must possess, our NCG Committee identifies candidates for the Board of Directors by taking into account all factors it considers appropriate, which includes monitoring the mix of specific experience, qualifications, skills and diversity of the directors to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively. Our guidelines regarding director candidates do not prescribe specific standards for diversity, but the NCG Committee considers diversity broadly to include differences of professional experience, viewpoint, individual characteristics, qualities and skills, resulting in naturally varying perspectives among the directors. Important individual qualifications for our directors include strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The NCG Committee considers candidates with demonstrated skills or experience in the following areas, among others: business or regulatory acumen, industry knowledge and experience, relevant technical skills, relevant career experience, financial experience, and local or community ties.

In identifying qualified candidates for our Board, our NCG Committee reviews candidates’ existing commitments to other businesses and potential conflicts of interest with other pursuits. The NCG Committee evaluates legal considerations, such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. Our NCG Committee will consider director candidates from many sources, including stockholders. Stockholder recommendations must follow certain procedures under SEC rules and regulations and our bylaws. Any such recommendations must be in writing and delivered to the NCG Committee at the following address: Corporate Secretary, 555 West Adams Street, Chicago, Illinois 60661. The NCG Committee will evaluate all candidates for the Board in the same manner, including those candidates proposed by stockholders.

Background and Experience of Directors

Our director nominees and continuing directors reflect a wide range of diverse backgrounds, skills and experiences, ranging from senior governmental experience to several current and former CEOs from varying industries. We believe that identifying the primary skills of our directors provides a meaningful representation of the balance of skills of our Board as a whole. Our directors’ diverse viewpoints and unique experiences enhance the quality of our Board’s discussions and the ability to execute on our business strategy.

The table below highlights the experience and skills that we believe are material to the success of TransUnion and are based on the findings from our ongoing stockholder engagement efforts.

Director Biographies

The specific experience and qualifications of each our director nominees and continuing directors is described below. If a skill is not listed for an individual director that does not necessarily signify a director’s lack of qualification or experience in a particular area. The age indicated for each of our director nominees and continuing directors is as of March 15, 2021. The immediately following six directors will be seeking election at our Annual Meeting. See “Proposal 1: Election of Directors” for more information.

William P. (Billy) Bosworth, 51	Director since September 2020
CEO, Dremio Corporation

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Cybersecurity and Technology
•	Risk Management

William P. (Billy) Bosworth has served as the CEO of Dremio Corporation, a privately held company in the data analytics market, since February 2020, and has also served on Dremio Corporation’s board of directors since August 2019. Prior to joining Dremio, Mr. Bosworth served as the CEO of DataStax, Inc., a data management company, from 2011 to 2019. Under his leadership, DataStax was the primary backer of the open source Apache Cassandra project and provider of a mission-critical database to some of the largest brands in the world. From 2005 to 2011, he was a General Manager overseeing the database division at Quest Software, a leading provider of software management solutions. Mr. Bosworth frequently writes and speaks on topics such as data autonomy, open source software, data analytics, and cloud infrastructures. Mr. Bosworth served on the board of directors of Tableau Software, Inc. from 2015 until its acquisition by Salesforce in 2019.

Mr. Bosworth holds a B.S. in Information Science and Data Processing from the University of Louisville.

Suzanne P. Clark, 53	Director since June 2017
President and CEO, U.S. Chamber of Commerce

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Cybersecurity and Technology
•	Organizational Transformation

Suzanne P. Clark is currently the President and Chief Executive Officer of the U.S. Chamber of Commerce, where she focuses on strategy, government relations and market innovation in support of the Chamber’s more than 3 million member companies internationally. Ms. Clark was appointed Chief Executive Officer of the U.S. Chamber of Commerce effective as of March 11, 2021, and has served as its President since June 2019. Ms. Clark served as Senior Executive Vice President from January 2017 until June 2019 and as Executive Vice President of the U.S. Chamber of Commerce from September 2014 until January 2017. She was previously the Chief Executive Officer of Potomac Research Group from 2010 through September 2014. Prior to that, she held senior leadership roles with Atlantic Media Company (President of National Journal Group) and American Trucking Associations (Chief of Staff). She has served on the board of AGCO Corporation (NYSE:AGCO) and their Compensation (Chair) and Succession Committees since April 2017. Ms. Clark also serves on the board of So Others Might Eat, and she previously served on the board of St. Patrick’s Episcopal Day School. She is the former President of International Women’s Forum (Washington chapter), has been honored by Washingtonian Magazine as one of the “100 Most Powerful Women in Washington” and was recognized by Barron’s in the “100 Most Influential Women in U.S. Finance” list.

Ms. Clark holds a B.A. and an M.B.A. from Georgetown University.

Kermit R. Crawford, 61	Director since June 2019
Former President and COO, Rite Aid Corporation

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Finance and Accounting
•	Risk Management

Kermit R. Crawford served as President and Chief Operating Officer of Rite Aid Corporation, a Fortune 500 company with more than 2,500 retail locations, from October 2017 until March 2019. Prior to Rite Aid he was an operating partner and advisor with the private equity firm Sycamore Partners from 2015 to 2017. He served as Executive Vice President and President of Pharmacy, Health and Wellness for Walgreen Company, which operates the largest drugstore chain in the United States, from April 2011 to December 2014, and prior to that, as Executive Vice President and Senior Vice President of Pharmacy Services from 2007 to 2011.

Mr. Crawford joined the C.H Robinson (NASDAQ: CHRW) board of directors in 2020, serving on the Governance and Compensation Committees. Additionally, he has served on the board of directors for The Allstate Corporation (NYSE: ALL) since 2013 and is currently Chair of the Audit Committee, as well as a member of the Risk and Return Committee and Executive Committee. Mr. Crawford served on the board of directors for LifePoint Health from March 2016 to November 2018. His service extends to several non-profit organizations including, the board of directors for Northwestern Medicine North/Northwest and the board of trustees for The Field Museum.

Mr. Crawford has received many notable honors for his expertise and contributions. Chain Drug Review honored him with the “Lifetime Achievement Award” in 2014. Drug Store News presented Crawford with its 2014 “Pharmacy Innovator Award.” Savoy Magazine named Crawford one of the “Top 100 Most Influential Blacks in Corporate America” in 2018, and Black Enterprise Magazine named Crawford to its prestigious list of “America’s Most Powerful Black Directors” in 2018.

Mr. Crawford holds a B.S. in Pharmacy from Texas Southern University College of Pharmacy and Heath Sciences.

Russell P. Fradin, 65	Director since July 2018
Operating Partner, Clayton, Dubilier & Rice, Inc.

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Cybersecurity and Technology
•	Organizational Transformation

Russell P. Fradin became an operating partner with the private investment firm Clayton, Dubilier & Rice, Inc. (CD&R) in 2016. Prior to joining CD&R, Mr. Fradin served as President and CEO at SunGard Data Systems, from 2011 until the company’s acquisition by FIS in 2015. He previously served as the Chairman and CEO of Aon Hewitt, a global leader in human resource solutions. During his tenure, Mr. Fradin oversaw the successful 2010 merger between Aon Consulting and Hewitt Associates, having been CEO of Hewitt since 2006. Additional former roles include CEO of the BISYS Group, and senior executive positions at Automatic Data Processing and McKinsey & Company. He served on the board of Best Buy Co., Inc. from April 2013 until June 2020. Mr. Fradin also serves on the board of Hamilton Insurance Group, Ltd.

Mr. Fradin holds a B.S. in economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.

Pamela A. Joseph, 62	Director since September 2015; Chairperson of the Board
CEO, Clearent, LLC

Qualification Highlights

•	Senior Leadership / CEO
•	Cybersecurity and Technology
•	Finance and Accounting
•	Global

Pamela A. Joseph has served as Chairperson of our Board since May 2020. Ms. Joseph is currently the Chief Executive Officer of Clearent, LLC, a payments processing company, since September 2019, and acts as Operating Partner for Clearent’s majority owner, Advent International. In February 2021, Clearent announced a merger with Transaction Services Group (TSG), a global provider of business management software and integrated payments for the subscription economy. Ms. Joseph will serve as the Executive Chair of the resulting company, Xplor Technologies, upon the closing of the transaction, which is expected to occur in the second quarter of 2021.

Ms. Joseph served as the President and Chief Operating Officer of TSYS from May 2016 until September 2017. Ms. Joseph was previously the Vice Chairman of U.S. Bancorp Payment Services and Chairman of Elavon (formerly NOVA Information Systems, Inc.), a wholly-owned subsidiary of U.S. Bancorp, a position she held from 2004 until June 2015. Ms. Joseph serves on the board of directors of Paychex, Inc., a payroll provider (NASDAQ; PAYX), and also serves on its Governance and Compensation, Corporate Development Advisory and Investment Committees. Ms. Joseph also serves on the board of directors of Adyen, N.V., a Netherlands-based payment processor (ADYEN.AS), and the board of directors of Clearent. Ms. Joseph served on the board of directors of TSYS from May 2016 to September 2017. Ms. Joseph served as a director of Centene Corporation from September 2007 to April 2016.

Ms. Joseph holds a B.S. from the University of Illinois at Urbana-Champaign.

Thomas L. Monahan, III, 54	Director since June 2017
President and CEO, DeVry University

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Cybersecurity and Technology
•	Global

Thomas L. Monahan, III currently serves as the President and CEO of DeVry University, beginning in August 2020. He also founded Norton Street Capital in 2017 and currently serves as Managing Partner. He served as Chairman and Chief Executive Officer of CEB, Inc. (formerly NYSE: CEB) from 2008 until April 2017, and served as CEO beginning in 2005. CEB is a research and analytics firm, which provides data and insights to help people work more effectively. In his 21 years at CEB, Mr. Monahan led significant global growth and digitization of product delivery. Previously, he worked at Deloitte and Andersen Consulting. He is a former member of the CEB board and served as a member of the board of Convergys Corporation (NYSE:CVG) from 2008 through 2018. Mr. Monahan is also currently a member of the boards of ProKarma, Inc. (Chair), Workforce Logiq and Winsight.

Mr. Monahan holds a B.A. from Harvard University and an M.B.A. from New York University.

The following directors are continuing directors who will not stand for election at the Annual Meeting:

Dr. George M. Awad, 60	Director since November 2013
Founder and Principal, Gibraltar Capital Corporation

Qualification Highlights

•	Senior Leadership / CEO
•	Finance and Accounting
•	Global
•	Risk Management

Dr. George M. Awad is the founder and principal of Gibraltar Capital Corporation, which he founded in 2011. Gibraltar Capital Corporation is a wealth management and advisory firm providing investment and business advice to wealthy, internationally-based families. He is a highly accomplished executive with exceptional operating experience in running large, global businesses across the full suite of consumer financial services products, including senior leadership roles with GE Capital from 1988 to 2006 and Citigroup, Inc. from 2006 to 2011, with a focus on domestic and global markets. Most recently, Dr. Awad served as CEO, Consumer Finance for Citigroup, with prior positions as CEO, North America Cards and CEO, Global Consumer Group EMEA. Dr. Awad acted as the interim CEO and President of Walter Investment Management Corp. from June to September 2016. He served on its board of directors from June 2016 until 2019 and as the Chairman of the Board from June 2016 through February 2018.

Dr. Awad holds a B.S. from the American University of Beirut, an M.B.A. from the University of Pittsburgh - Katz Graduate School of Business and a Doctorate in Management from Case Western Reserve University.

Christopher A. Cartwright, 55	Director since May 2019
President and CEO, TransUnion

Qualification Highlights

•	Senior Leadership / CEO
•	Cybersecurity & Technology
•	Industry
•	Organizational Transformation

Christopher A. Cartwright has served as the President and CEO of TransUnion since May 2019. Mr. Cartwright joined the Company in August 2013, previously serving as Executive Vice President - U.S. Information Services, where he helped drive TransUnion’s transformation into a global information and insights company as the head of the largest business unit, including providing consumer reports, risk scores, analytical services and decision technology to customers in the U.S. across the financial services, insurance, tenant and employment screening and public sector industries.

Prior to joining TransUnion, Mr. Cartwright was the Chief Executive Officer of Decision Insight Information Group, a portfolio of independent businesses providing real property information, software and services to insurance, finance, legal and real estate professionals in the United States, Canada and Europe. Mr. Cartwright also spent almost 14 years at Wolters Kluwer, a global information services and workflow solutions company, where he held a variety of executive positions of increasing responsibility. Prior to Wolters Kluwer, he was Senior Vice President, Strategic Planning & Operations for Christie’s Inc. and Strategy Consultant for Coopers and Lybrand.

Mr. Cartwright holds a bachelor’s degree in business administration and a master’s in public accountancy from The University of Texas at Austin.

Siddharth N. (Bobby) Mehta, 62	Director since April 2012
Former President and CEO, TransUnion

Qualification Highlights

•	Senior Leadership / CEO
•	Cybersecurity and Technology
•	Industry
•	Risk Management

Siddharth N. (Bobby) Mehta is the former President and CEO of TransUnion. He joined the Company in August 2007 and served as the President and CEO until December 31, 2012. From May 2007 through July 2007, he was a consultant to our Board of Directors. From 1998 through February 2007, he held a variety of positions with HSBC Finance Corporation and HSBC North America Holdings, Inc., including Chairman and Chief Executive Officer of HSBC Finance Corporation. He has served on the board of directors of Jones Lang LaSalle Incorporated (NYSE: JLL) since July 2019 and was appointed as Chairperson in June 2020. He has also served on the board of directors of Northern Trust Corporation (NASDAQ: NTRS) since January 2019 and the board of directors of The Allstate Corporation (NYSE: ALL) since 2014. Mr. Mehta also serves on the boards of Entrust Corporation, The Chicago Public Education Fund, The Field Museum, the Myelin Repair Foundation and Amount LLC.

Mr. Mehta holds a B.S. from London School of Economics and an M.B.A. from the University of Chicago.

Andrew Prozes, 75	Director since January 2014
Former CEO, LexisNexis

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Industry
•	Organizational Transformation

Andrew Prozes served as the Chief Executive Officer of LexisNexis and on the board of directors of Reed Elsevier PLC from 2000 until December 2010. Prior to joining Reed Elsevier, Mr. Prozes served as Executive Vice President and Chief Operating Officer of West Group, part of the Thomson Reuters Corporation, from 1997 to 2000. From 1988 to 1996, he served as President of Southam’s City Newspapers and was responsible for thirteen daily newspapers and Southam’s business information. Mr. Prozes served as a director of Cott Corporation from 2005 until May 2018 and chaired its Human Resources and Compensation Committee. He currently serves on the board of directors of Scribestar Limited, Fiizy, Prove (formerly known as Payfone), Neoway, nanopay, Pipl and Synaptive Medical Inc., and a number of other private for-profit and not-for-profit boards. Mr. Prozes is a past Chairman of The U.S. Information Industry Association and has served on the boards of the Information Technology Association of Canada and the Canadian Newspaper Association. He is a board trustee of Freedom House in Washington, D.C.

Mr. Prozes holds a B.A. from the University of Waterloo and an M.B.A. from York University.

Board Committees

The standing committees of our Board of Directors consist of an Audit and Compliance Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Technology, Privacy and Cybersecurity Committee and an Executive Committee. The Board has adopted written charters for each of its committees, which can be found on our Investor Relations website, www.transunion.com/tru, on the “Leadership and Governance” page. Listed below are the members of each of the five standing committees as of March 15, 2021.

AUDIT AND COMPLIANCE COMMITTEE 2020 Meetings: 7 Thomas L. Monahan, III, Chairperson (I) George M. Awad (I) Suzanne P. Clark (I) Kermit R. Crawford (I)

•   Assist our Board in overseeing and advise our Board on:

¡  the quality and integrity of our financial statements and our financial reporting and disclosure practices;

¡   the soundness of our system of internal controls regarding finance, accounting and information security compliance;

¡   our compliance with applicable legal and regulatory requirements;

¡  our independent registered public accounting firm’s qualifications, performance and independence;

¡  the performance of our internal audit function;

¡   compliance with our Code of Business Conduct; and

¡  compliance with our related person transaction policy.

•   Retain our independent registered public accounting firm.

•   Pre-approve audit and non-audit services to be provided by our independent registered public accounting firm.

•   Consult with our independent and internal auditors regarding audits of our consolidated financial statements and the adequacy of our internal controls.

•   Prepare the audit committee report for our proxy statement.

•   Our Board has determined that each member of the Audit and Compliance Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•   Our Board has determined that each of Mr. Monahan and Dr. Awad qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

I = Independent

COMPENSATION COMMITTEE 2020 Meetings: 6 Andrew Prozes, Chairperson (I) Pamela A. Joseph (I) Thomas L. Monahan, III (I)

•   Assist our Board of Directors in discharging its responsibilities relating to:

¡  establishing and reviewing our overall compensation philosophy and approving the compensation of our CEO, executive officers and non-management directors;

¡  monitoring our incentive and equity-based compensation plans;

¡   overseeing our management succession and continuity planning process; and

¡  preparing the compensation committee report in our proxy statement.

•   Review and approve annual compensation decisions for our CEO and other executive officers, including adjustments to base salary, bonus, equity and equity-based incentives, and other benefits.

•   Review and make recommendations to the Board regarding compensation for non-management directors for their Board and committee service.

•   Review and discuss with management, at least annually, management’s assessment of whether risks arising from our compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company.

•   Review and evaluate the succession plans relating to the CEO and other executive officers and make recommendations to the Board accordingly.

•   Consult directly with our independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), as needed, and with management to review and evaluate our compensation practices, which include both our executive and director compensation programs.

I = Independent

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE 2020 Meetings: 3 Russell P. Fradin, Chairperson (I) Pamela A. Joseph (I) Andrew Prozes (I)

•   Assist our Board of Directors in discharging its responsibilities relating to:

¡  identifying qualified individuals to become new Board members and selecting the director nominees for the annual meetings of stockholders or filling vacancies that may occur between meetings;

¡   reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection, or recommending that the Board select the director nominees for our annual meeting of stockholders;

¡  recommending Board members to serve on Board committees and evaluating the operations and performance of such committees;

¡  developing and recommending to the Board applicable corporate governance principles and taking a leadership role in shaping the corporate governance of the Company;

¡  reviewing the adequacy of our charter and by-laws and recommending to the Board of Directors any proposed modifications;

¡   overseeing the annual self-evaluation of the Board and each Board committee, as well as overseeing individual director and management evaluations; and

¡  maintaining an informed status on Company issues related to corporate social responsibility, philanthropy, public policy, and the Company’s visibility as a global corporate citizen.

I = Independent

TECHNOLOGY, PRIVACY AND CYBERSECURITY COMMITTEE 2020 Meetings: 4 Siddharth (Bobby) N. Mehta, Chairperson (I) George M. Award (I) Suzanne P. Clark (I) Kermit R. Crawford (I) Russell P. Fradin (I)

•   Assist our Board of Directors in discharging its responsibilities related to:

¡  assessing risks to our technology and innovation strategy and approach and monitoring performance against our technology functionality and availability goals;

¡  monitoring the quality and effectiveness of our information security framework, including capabilities, policies and controls, and methods for identifying, assessing and mitigating information and cybersecurity risks;

¡   assessing the effectiveness of our management of information security-related risks, including reviewing the results of audits regarding information technology and information security issues and management’s responses thereto, and consulting with internal and external advisors as appropriate;

¡   monitoring our compliance with global data privacy and security regulations and requirements applicable to the data we receive, collect, create, use, process and maintain, including personal information and information regarding consumers; and

¡  assessing the effectiveness of systems, controls and procedures we use to ensure compliance with applicable global data privacy and security regulations and requirements.

EXECUTIVE COMMITTEE 2020 Meetings: None Pamela A. Joseph, Chairperson (I) Christopher A. Cartwright Russell P. Fradin (I) Siddharth N. (Bobby) Mehta (I) Thomas L. Monahan, III (I) Andrew Prozes (I)	• Exercise the powers and authority of the Board during the intervals between meetings of the full Board of Directors.

I = Independent

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all directors, officers and employees. You can find our Code of Business Conduct on our Investor Relations website, www.transunion.com/tru, on the “Leadership and Governance” page, and a copy of the Code of Business Conduct may also be obtained free of charge upon a request directed to TransUnion, 555 West Adams Street, Chicago, Illinois 60661, Attn: Corporate Secretary.

Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy, which provides that any “Related Person Transaction” must be reviewed and approved or ratified in accordance with specified procedures. The term “Related Person Transaction” includes any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (1) the aggregate dollar amount involved exceeds $120,000 in any fiscal year, (2) the Company is, or is proposed to be, a participant, and (3) any person who is or was (since the beginning of the last fiscal year) a director, a nominee for director, an executive officer or a beneficial owner of more than five percent of any class of our voting securities, or a member of the immediate family of any such person, had, has or will have a direct or indirect interest (other than solely as a result of being a director or being less than a 10 percent beneficial owner of another entity).

Our policy requires each director, nominee and executive officer to notify the Chief Legal Officer in writing of any Related Person Transaction in which the director, nominee, executive officer or an immediate family member has or will have an interest and to provide specified details of the transaction. The Chief Legal Officer will deliver a copy of the notice to the Audit and Compliance Committee, who will then review the material facts of each proposed Related Person Transaction and approve, ratify or disapprove the transaction.

The vote of a majority of disinterested members of the Audit and Compliance Committee is required for the approval or ratification of any Related Person Transaction. The Audit and Compliance Committee may approve or ratify a Related Person Transaction if the Audit and Compliance Committee determines, in its business judgment, based on the review of all available information, that the transaction is fair and reasonable to the Company, that there is a business or corporate interest supporting the Related Person Transaction, and that the Related Person Transaction is in the best interests of the Company.

In making this determination, the Audit and Compliance Committee will consider, among other things:

•	the business or corporate purpose of the transaction;

•	whether the transaction is entered into on an arms-length basis and on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the interest of the director, nominee, executive officer, beneficial owner or family member in the transaction is material;

•	whether the transaction would impair the independence of the director or executive officer;

•	whether the transaction would otherwise present an improper conflict of interest; and

•	whether the transaction would violate any law or regulation applicable to us or any provision of our Code of Business Conduct.

The policy also contains categories of pre-approved transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit.

In any case where the Audit and Compliance Committee determines not to approve or ratify a Related Person Transaction, the matter will be referred to the Chief Legal Officer for review and consultation regarding the appropriate disposition of such transaction, arrangement or relationship including, but not limited to, termination of the transaction or rescission or modification of the transaction in a manner that would permit it to be ratified and approved.

Software License Agreement

We purchase and use software produced by Dremio Corporation (“Dremio”) as part of our shared analytics ecosystem and also as a backend for our external offering, PRAMA. Mr. Bosworth, who was appointed to our Board on September 21, 2020, has served as the Chief Executive Officer of Dremio since February 2020. We renewed our license with Dremio during the fourth quarter of 2020 and paid a total of approximately $170,000 to Dremio for software licenses and support services during the year. This transaction was approved by the Audit and Compliance Committee pursuant to our Related Person Transaction Policy.

Compensation Committee Interlocks and Insider Participation

Messrs. Prozes (Chairperson), Monahan and Mullin1 and Ms. Joseph were members of the Compensation Committee during 2020. None of these individuals is or has been an officer or employee of the Company or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on our Compensation Committee. None of our executive officers serves on the board of directors or as a member of the compensation committee of another entity at which a member of our Compensation Committee or Board of Directors serves as an executive officer.

[1]	Mr. Mullin resigned from the Board and all committees thereof on May 12, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2021, by:

•	each person that is the beneficial owner of more than 5% of our outstanding common stock;

•	each member of our board of directors;

•	each of our “named executive officers” (as defined in “Compensation Discussion and Analysis” in this proxy statement); and

•	all of the members of our board of directors and our executive officers as a group.

The information below is based on a total of 191,272,627 shares of our common stock outstanding as of March 15, 2021.

To our knowledge, unless otherwise disclosed in the footnotes to this table, and subject to applicable community property laws, we believe that the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 15, 2021 are deemed to be outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o TransUnion, 555 West Adams Street, Chicago, Illinois 60661.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
5% or greater stockholders:
T. Rowe Price Associates, Inc.(1)	24,773,595	12.95%
The Vanguard Group(2)	17,222,629	9.00%
BlackRock, Inc.(3)	15,054,114	7.87%
Directors and Named Executive Officers:
George M. Awad(4)	48,968	*
William P. (Billy) Bosworth	2,089	*
Suzanne P. Clark	10,567	*
Kermit R. Crawford	4,662	*
Russell P. Fradin	6,841	*
Pamela A. Joseph	27,999	*
Siddharth N. (Bobby) Mehta(5)	83,070	*
Thomas L. Monahan, III	10,567	*
Andrew Prozes	8,216	*
Christopher A. Cartwright	28,788	*
Todd M. Cello	18,994	*
Steven M. Chaouki	23,861	*
David M. Neenan	71,136	*
Heather J. Russell	9,419	*
All Directors and Executive Officers as a Group:
(Consisting of 19 persons)(6)	410,099	*

* Less than 1%.

(1)

Based solely on information obtained from a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 16, 2021, reporting beneficial ownership obtained as of December 31, 2020. Price Associates has sole voting power over 8,797,389 shares of our common stock and sole dispositive power over 24,773,595 shares of our common stock. Price Associates’ business address is 100 East Pratt Street, Baltimore, MD 21202.

(2)

Based solely on information obtained from a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2021, reporting beneficial ownership as of December 31, 2020. Vanguard has shared voting power over 199,839 shares, sole dispositive power over 16,767,156 shares and shared dispositive power over 455,473 shares. Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on information obtained from a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 1, 2021, reporting beneficial ownership as of December 31, 2020. BlackRock has indicated that it has sole voting power over 13,174,447 shares and sole dispositive power over 15,054,114 shares. BlackRock’s business address is 55 East 52nd Street, New York, NY 10055.

(4)	Represents 5,779 shares of common stock and options to purchase 43,189 shares of common stock, which are exercisable within 60 days.
(5)	Represents 40,412 shares of common stock and options to purchase 42,658 shares of common stock, which are exercisable within 60 days.
(6)	Represents 324,252 shares of common stock held by our directors and executive officers and options to purchase 85,847 shares of common stock, which are exercisable within 60 days.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on our review of the reports filed during 2020 and related written representations, we determined that no director, executive officer, or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during 2020.

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the six people named below for election as directors at our Annual Meeting. Each of the nominees for director has agreed to be named in this proxy statement and to serve as a director if elected.

Nominees:

William P. (Billy) Bosworth

Suzanne P. Clark

Kermit R. Crawford

Russell P. Fradin

Pamela A. Joseph

Thomas L. Monahan, III

Effective at the 2020 Annual Meeting of Stockholders, we started the process of declassifying our Board. At the 2020 Annual Meeting of Stockholders, each of the directors in Class II was elected to hold office for a term of one year. At the Annual Meeting, each of the directors in Class II and Class III will be voted upon and, if elected by our stockholders, will hold office for a term of one year, and at the 2022 Annual Meeting of Stockholders, all of the directors will be voted upon to hold office for a term of one year. Thereafter, the classification of the Board will terminate in its entirety. If elected, each of the six director nominees will serve a term of one year on our Board, until our 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our bylaws.

The affirmative vote of a majority of votes (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) cast virtually or represented by proxy and entitled to vote at the Annual Meeting will elect each of the six nominees for a one-year term. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Corporate Governance Guidelines provide that such person shall tender to the Board his or her resignation as a director. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” the election of these six nominees as directors.

In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

The relevant experiences, qualifications, attributes and skills of each nominee that led our Board to recommend each of the above persons as a nominee for director are described in the section entitled “Background and Experience of Directors.”

The Board of Directors recommends a vote “FOR” each of the foregoing nominees to serve as a director for a one-year term.

Director Compensation

The following table discusses the compensation earned by our independent, non-employee directors in 2020. All of our current non-employee directors are independent. Mr. Cartwright, our President and CEO, is not included in the table below because he did not receive any additional compensation for his service on the Board. Mr. Cartwright’s 2020 compensation is presented in the Summary Compensation Table found on page 60.

The Compensation Committee annually reviews non-employee director compensation with its independent compensation consultant, FW Cook, to confirm that pay is aligned with the market and that of our comparator companies used for executive compensation benchmarking, but is not excessive.

After its annual compensation review in May 2020, the Compensation Committee did not make any changes to our non-employee director compensation program.

In 2020, our independent, non-employee directors were eligible for the annualized compensation amounts described below. The independent directors are paid on a quarterly basis for their service on our Board of Directors and Committees:

Board of Directors’ Annual Retainer	$95,000
Board Chair Fee	$115,000
Audit and Compliance Committee Chair Fee	$30,000
Compensation Committee Chair Fee	$25,000
Nominating and Corporate Governance Committee Chair Fee	$20,000
Technology, Privacy and Cybersecurity Committee Chair Fee	$20,000
Committee Member Fees	$10,000

In addition, in 2020, our independent directors received restricted stock grants with a target grant value of $170,000 under our Amended and Restated 2015 Omnibus Incentive Plan, which vest on the one-year anniversary of the grant date. The restricted stock grants provide the directors with the same rights as stockholders generally, including the right to receive dividends paid on our common stock.

The total compensation paid to our independent directors in 2020 is shown in the table below. The annual retainer and applicable fees are prorated for Mr. Bosworth, who was appointed to the Board on September 21, 2020, and Mr. Mullin, who retired effective May 12, 2020. Mr. Peck served as a non-executive employee director until his resignation on February 29, 2020 and received no compensation for his service on the Board in 2020. His compensation for services as an employee are presented in the table below.

Non-Employee Director Compensation Table – 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
George M. Awad(2)	112,500	169,988	—	282,488
William P. (Billy) Bosworth	23,750	169,919	—	193,669
Suzanne P. Clark	115,000	169,988	—	284,988
Kermit R. Crawford	110,000	169,988	—	279,988
Russell P. Fradin	132,500	169,988	—	302,488
Pamela A. Joseph	206,250	169,988	—	376,238
Siddharth N. (Bobby) Mehta(2)	120,000	169,988	—	289,988
Thomas L. Monahan	135,000	169,988	—	304,988
Leo F. Mullin	60,000	—	—	60,000
James M. Peck(3)	—	—	295,785	295,785
Andrew Prozes	140,000	169,988	—	309,988

(1)

The amounts shown in this column represent the full grant date fair value of the restricted stock grant in 2020 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 16, “Stock-Based Compensation,” of the consolidated financial statements contained in our 2020 Annual Report on Form 10-K. Dr. Awad, Messrs. Crawford, Fradin, Mehta, Monahan, and Prozes and Mses. Clark and Joseph each received a grant of 2,265 shares of restricted stock under our Amended and Restated 2015 Omnibus Incentive Plan on May 12, 2020. Mr. Bosworth received a grant of 2,089 shares of restricted stock under our Amended and Restated 2015 Omnibus Incentive Plan on September 21, 2020 in connection with his appointment to the Board. Mr. Peck and Mr. Mullin did not receive any stock awards in 2020. These are the only outstanding restricted stock grants for each director.

(2)	Dr. Awad has 43,189 vested and exercisable stock options with an exercise price of $8.57. Mr. Mehta has 42,658 vested and exercisable stock options with an exercise price of $4.99.
(3)

Mr. Peck, our Chief Executive Officer until May 8, 2019, served as a non-executive employee director until his resignation from the Board on February 29, 2020. The amounts shown reflect compensation that he received for services as an employee in 2020, including salary ($96,154), Company match and retirement contribution to our qualified 401(k) savings plan ($17,000), Company match and retirement contribution to our non-qualified retirement plan ($144,856), reimbursement of tax and financial planning services ($30,000) and annual medical examinations ($7,775). Mr. Peck received no additional compensation for his service on the Board.

Stock Ownership Requirements

We maintain a formal stock ownership policy requiring all independent, non-employee directors to hold TransUnion common stock, which includes unvested restricted stock, in an amount equal to five times the Board of Directors’ annual retainer. To attain the desired multiple, each director must retain 75% of the after-tax value of his or her shares received pursuant to any equity grant after January 1, 2016, until such multiple is achieved. All applicable directors have met their stock ownership requirements, except for Messrs. Bosworth and Crawford who were recently appointed to the Board in 2020 and 2019, respectively.

Business Expenses

The independent directors are reimbursed for their business expenses related to their attendance at our meetings, including room, meals and transportation to and from Board and committee meetings. On rare occasions, a director’s spouse may accompany a director when traveling on TransUnion business.

Director and Officer Liability (or D&O) Insurance

D&O insurance insures our individual directors and officers against certain losses that they are legally required to bear as a result of their actions while performing duties on our behalf. Our D&O insurance policy does not break out the premium for directors versus officers and, therefore, a dollar amount cannot be assigned to the coverage provided for individual directors.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee of our Board has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2021. We are not required under SEC regulations to submit this proposal. However, the Board believes it is appropriate and a good corporate governance practice to do so.

In 2020, the Audit and Compliance Committee (i) dismissed Ernst & Young LLP and (ii) engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm in 2020. For additional information about our change in independent registered public accounting firms, see Appendix A.

Ratification of Appointment of PricewaterhouseCoopers LLP

The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021 will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” ratification.

If the appointment is not ratified by the stockholders, the Audit and Compliance Committee will consider the appointment of a different independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP is expected to be present at the virtual Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

Audit and Related Fees

The following table sets forth fees for audit services rendered for the audit of our annual financial statements and fees billed for other services for (i) PricewaterhouseCoopers LLP for the year ended December 31, 2020, and (ii) Ernst & Young LLP for the year ended December 31, 2019:

Category (in millions)	2020	2019
Audit fees(1)	$4.0	$5.3
Audit-related fees(2)	1.5	—
Tax fees(3)	1.2	—
All other fees(4)	—	—

Total	$6.7	$5.3

(1)

Consists of fees for professional services rendered for the integrated audit of our annual consolidated financial statements and internal control over financial reporting and the review of our interim consolidated financial statements included in our quarterly reports filed with the SEC, and services normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, accounting consultations on matters addressed during the audit or interim reviews, and SEC filings, including comfort letters, consents and comment letters.

(2)

Consists of fees and expenses for services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services include due diligence related to business acquisitions and attestation services.

(3)	Consists of professional fees and expenses related to tax planning, tax advice and tax compliance services, of which $1.0 million is for tax compliance services.
(4)	Consists of fees for products and services provided by our independent registered public accounting firms that are not included in the first three categories above, which round to zero in both years.

Our Audit and Compliance Committee has established guidelines to approve services and fees for any non-audit services to be provided by our independent registered public accounting firm, all in accordance with applicable laws, regulations and rules. The Audit and Compliance Committee may delegate authority to one or more independent members of the Audit and Compliance Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals shall be presented to the full Audit and Compliance Committee at its next scheduled meeting.

Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided constitutes not more than five percent of the total amount of revenue paid by TransUnion to our independent auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by TransUnion at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit and Compliance Committee and approved prior to the completion of the audit by the Audit and Compliance Committee or by one or more members of the Audit and Compliance Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit and Compliance Committee.

Audit and Compliance Committee Report

The Audit and Compliance Committee of our Board of Directors currently consists of the four directors whose names appear below. Each member of the Audit and Compliance Committee is “independent” and meets the financial literacy requirements of NYSE’s listing standards. The primary purposes of the Audit and Compliance Committee are to assist the Board in monitoring:

•	the integrity of TransUnion’s financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of TransUnion’s independent registered public accounting firm;

•	the performance of TransUnion’s internal audit function and independent registered public accounting firm; and

•	TransUnion’s compliance with legal and regulatory requirements.

The Audit and Compliance Committee is responsible for appointing, retaining and terminating our independent registered public accounting firm and also performs the specific functions set forth in its charter, which is available on our website.

The Audit and Compliance Committee has reviewed and discussed with TransUnion’s management and PricewaterhouseCoopers LLP, TransUnion’s independent registered public accounting firm, the audited financial statements of TransUnion included in its Annual Report on Form 10-K for the year ended December 31, 2020.

The Audit and Compliance Committee has discussed with TransUnion’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit and Compliance Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP such independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit and Compliance Committee recommended to our Board of Directors that the audited financial statements be included in TransUnion’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

This report is submitted on behalf of the Audit and Compliance Committee.

Thomas L. Monahan, III, Chairperson

George M. Awad, Committee Member

Suzanne P. Clark, Committee Member

Kermit R. Crawford, Committee Member

The foregoing Audit and Compliance Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION DISCUSSION AND ANALYSIS

The information contained in this “Compensation Discussion and Analysis” (“CD&A”) describes the material elements of compensation paid or awarded to our principal executive officer, principal financial officer, and the other three most highly compensated executive officers (collectively, our “named executive officers” or “NEOs”) for the twelve months ended December 31, 2020.

For 2020, our NEOs were:

•	Mr. Christopher A. Cartwright—President and Chief Executive Officer (the “CEO”);

•	Mr. Todd M. Cello—Executive Vice President (“EVP”), Chief Financial Officer (the “CFO”);

•	Mr. David M. Neenan—President, International;

•	Ms. Heather J. Russell—EVP, Chief Legal Officer and Corporate Secretary; and

•	Mr. Steven M. Chaouki—President, U.S. Markets.

In the Executive Summary section of this CD&A, we highlight our:

•	Compensation Actions in Response to COVID-19;

•	2020 Business Results;

•	2020 Annual Incentive Plan Performance;

•	2018-2020 Performance Share Unit Performance; and

•	2020 Executive Compensation Program Actions, Results and Changes.

In the remainder of this CD&A, we describe:

•

How our executive compensation philosophy and governance practices align with stockholders and reflect best practices, particularly by discouraging and mitigating against excessive risk taking (see page 43);

•	The role of the Compensation Committee, management and compensation consultant in compensation decisions (see page 45);

•	An overview of our NEOs’ 2020 target compensation mix (see page 45);

•	Key executive compensation components (see page 47);

•	Our market analysis and benchmarking (see page 48); and

•	Our 2020 executive compensation program (see page 49).

Executive Summary

Compensation Actions in Response to COVID-19

In the first quarter of 2020, prior to the onset of the COVID-19 pandemic, the Compensation Committee established 2020 base salary rates and annual incentive and long-term incentive award opportunities and performance targets for our NEOs in the normal course. The Compensation Committee made no changes to these compensation amounts or performance targets during 2020, consistent with the treatment of our broader employee population.

As discussed below beginning on page 49 in the section titled “2020 Executive Compensation Program—Annual Incentive Plan”, calculated payouts under the annual incentive plan for our NEOs would have ranged from 5% to

43% of target based on actual Company performance relative to pre-established targets. The Compensation Committee determined to make a discretionary adjustment to increase award payouts for our NEOs to an average payout of 80% of target, which is at or lower than bonuses paid to our broader employee population. In comparison, the average annual incentive payout for our NEOs in 2019 was 137% of target. The Compensation Committee approved discretionary adjustments taking into consideration the Company’s successful response to the COVID-19 pandemic, the Company’s relative and absolute total shareholder return and financial performance, and the compensation treatment provided to our broader employee population. The Compensation Committee made no discretionary adjustments to the 2018-2020 performance share unit award or the in-cycle 2019-2021 and 2020-2022 performance share unit awards.

2020 Business Results

As a global information and insights company, we find innovative ways to leverage data and information to help businesses and consumers transact with confidence and achieve great things. We link online and offline data to securely provide the best foundation for identifying and building a comprehensive picture of each consumer. This unique data identity allows us to help make trust possible between businesses and consumers, by reliably and safely representing consumers in the marketplace. We call this Information for Good® — it is our purpose and what drives us every day.

During 2020, the COVID-19 pandemic created significant volatility, uncertainty and economic disruption, and adversely impacted our full year 2020 financial results. In mid-March 2020, we quickly and effectively moved to a work-from-home model in every market we serve and continue to adhere to that model, focusing on the safety and well-being of our employees and customers. In addition, we have taken several actions to support those who are financially impacted by the COVID-19 pandemic in the locations where we operate. We remain focused on ensuring impacted consumers are aware of the resources and relief available to them, and we are working directly with our partners across the broader consumer credit ecosystem in an effort to prevent adverse impacts to consumers as a result of the pandemic.

Despite the challenges we faced in 2020, we delivered consolidated revenue of $2.717 billion, an increase of 2% compared to 2019 (3% on a constant currency basis). Consolidated Adjusted EBITDA was $1.045 billion, a decrease of 1% compared to 2019 (1% decrease on a constant currency basis). We also made significant investments during 2020 in Global Solutions, Global Operations and Global Technology, actions which we believe will position us for continued strong financial performance in the future.

Adjusted EBITDA is a non-GAAP financial measure that we use as a supplemental measure of our operating performance. For a more detailed explanation of how we calculate this non-GAAP measure, please refer to our Annual Report on Form 10-K, filed with the SEC on February 16, 2021, under the heading “Results of Operations—Twelve Months Ended December 31, 2020, 2019 and 2018,” and Exhibit 99.1 of our Current Report on Form 8-K, filed with the SEC on February 16, 2021, under the heading “Non-GAAP Financial Measures.” Further, the year over year constant currency percentage changes above assume that foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

2020 Annual Incentive Plan Performance

The following highlights the corporate financial performance results for our 2020 annual incentive plan. Overall, our Defined Corporate Adjusted EBITDA was $1,057.1 million, which was below threshold, resulting in no payout and our Defined Corporate Revenue was $2,748.3 million resulting in a payout of 26.4% of target. For Mr. Cartwright, Mr. Cello, and Ms. Russell, Defined Corporate Adjusted EBITDA has a 50% weighting and Defined Corporate Revenue has a 20% weighting. For our other NEOs Defined Corporate Adjusted EBITDA has a 20% weighting. Our 2020 annual incentive, including the business unit level financial objectives, individual objectives, applicable weightings and achievement is discussed in greater detail beginning on page 49 in the section titled “2020 Executive Compensation Program—Annual Incentive Plan.”

2018-2020 Performance Share Unit Performance

The following highlights the performance results for our 2018-2020 Performance Share Units (“PSUs”) granted in February 2018 with a performance period of January 1, 2018 to December 31, 2020. Overall, our cumulative Adjusted EBITDA was $2,828.3 million resulting in a payout of 149%, our cumulative Revenue was $6,955.7 million resulting in a payout of 192% and our Relative Total Shareholder Return (“TSR”) was in the 85th percentile resulting in a payout of 200%. For our 2018 PSUs, cumulative Adjusted EBITDA has a 45% weighting, cumulative Revenue has a 20% weighting, and Relative TSR has a 35% weighting resulting in an overall weighted payout of 175%. Our PSU performance is discussed in greater detail beginning on page 55 in the section titled “2020 Executive Compensation Program—Long-Term Incentive Plan—2018-2020 Performance Share Unit Performance.”

2020 Executive Compensation Program Actions, Results and Changes

We took the following actions with respect to our NEOs and executive compensation program in 2020:

•   Mr. Cartwright, Mr. Cello and Mr. Chaouki each received a base salary increase in recognition of strong performance and to better align their pay with peers. (see page 49).

•   Mr. Cartwright and Ms. Russell each received an increase in target annual incentive to better align their pay with peers (see page 50).

•   Actual 2020 annual incentive payouts for the NEOs ranged from 5% to 43% of target based on corporate, business unit and individual performance (see page 52).

•   Ms. Russell received a one-time restricted stock unit grant (see page 56).

Executive Compensation Philosophy and Governance Practices Align with Stockholders and Reflect Best Practices, Discouraging and Mitigating Excessive Risk Taking

What We Do	What We Don’t Do

☑  Emphasize Company performance. 88% of our CEO’s target compensation and 78% of our other NEOs’ target compensation is “at-risk” based on Company and share price performance.

☑  Align with stockholders. 73% of our CEO’s target compensation and 56% of our other NEOs’ target compensation is based on long-term incentives aligned with our stockholders.

☑  Incent both short- and long-term performance. Our long-term incentives have a three-year vesting or performance period complementing the one-year performance period for our annual incentive.

☑  Require significant stock ownership for our executives. Our executives are subject to certain stock ownership requirements.

☑  Compensation Committee advised by an independent compensation consultant. The independent consultant does not provide services to the Company other than advising the Compensation Committee.

☑  Anti-hedging and pledging stock policies for our officers and directors.

☑  Annual incentive plan and long-term incentive grants contain a clawback provision. We can recoup annual incentive payments and long-term incentive compensation, including upon a financial restatement or detrimental activity.

☑  Pay severance or vest PSUs and RSUs upon a “double trigger” in the event of a change in control. Our “double trigger” requires both a change in control and termination of employment either involuntarily without cause or voluntarily for good reason.

☒  Provide NEOs with tax gross-ups in the event of a change in control. Taxes are our NEOs’ responsibility.

☒  No re-pricing of underwater stock options. We do not re-price outstanding stock options, whether vested or unvested.

☒  Pay dividend equivalents on unvested restricted stock units (“RSUs”) and performance share units. Dividend equivalents on RSUs and PSUs are paid only upon vesting. Dividend equivalents paid on PSUs are based on the number of shares earned as a result of actual Company performance.

☒  Provide enhanced benefit plans for our NEOs. Our NEOs generally participate in the same retirement, health and welfare plans broadly available to all U.S. salaried employees. Additionally, there are no lifetime benefits for former or retired executives.

☒  Offer excessive perquisites. We only offer a limited number of perquisites to NEOs to support personal financial planning and well-being.

Executive Compensation Philosophy & Practices

Our executive compensation program is based on a philosophy that aligns the interests of our executives and stockholders. The following are key objectives of our compensation philosophy, which are used to guide the Compensation Committee in making compensation decisions. These objectives are evaluated to confirm the appropriateness of each objective in light of the overall corporate strategy and market practices.

•	Attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth;

•

Align the focus of our executives with the interests of our stockholders by rewarding executives for the achievement of strategic goals that successfully drive our strategy, operations and business performance and, thereby, enhance stockholder value;

•	Differentiate rewards based on actual individual performance while also rewarding executives for our overall results; and

•	Discourage unnecessary and excessive risk-taking.

In support of this philosophy, the Compensation Committee:

•	Reviews and approves corporate goals and objectives for our CEO;

•

Evaluates the performance of our CEO in light of such goals and objectives and approves the annual base salary, annual incentive, long-term incentives and other benefits provided to the CEO and other executive officers;

•	Reviews and recommends to the full Board of Directors new executive compensation programs, including long-term incentive compensation programs;

•	Periodically reviews the operation of our executive compensation programs as well as the administration of such programs to determine whether they are achieving their intended purpose(s);

•	Requires our executives to establish and maintain significant stock ownership in the Company;

•

Engages an independent compensation consultant to solely advise the Compensation Committee as to the competitiveness of our program and incentives being provided to our CEO and the other executives; and

•	Places a significant portion of each executive’s compensation at risk, contingent upon meeting measurable and meaningful performance goals.

Most Recent Say-on-Pay Voting Results

At our 2016 Annual Meeting of Stockholders, the stockholders approved, on a non-binding advisory basis, holding a non-binding advisory vote to approve the executive compensation of the NEOs every three years (the “Say-on-Pay vote”). Our most recent Say-on-Pay vote was held at our 2019 Annual Meeting of Stockholders, and received 98.3% support. We believe this strong Say-on-Pay vote outcome shows support for the program and no changes have been made to the current program design as a result of the most recent Say-on-Pay vote. We expect that our next Say-on-Pay advisory vote will be conducted at our 2022 Annual Meeting of Stockholders.

Role of Compensation Committee, Management and Compensation Consultant in Compensation Decisions

Pursuant to its charter, the Compensation Committee is responsible for overseeing our executive compensation program, developing and reviewing our executive compensation philosophy, and approving decisions regarding executive compensation.

The Compensation Committee is ultimately responsible for making the compensation decisions with respect to our CEO and creating appropriate programs for the CEO and the other NEOs. The Compensation Committee seeks and considers input from senior management and an independent compensation consultant in connection with its duties. In 2020, the Compensation Committee engaged FW Cook as a consultant on executive compensation matters.

FW Cook’s engagement includes reviewing and advising on executive compensation matters principally related to the CEO, the executive officers, our senior executives and outside directors. For 2020, FW Cook assisted the Compensation Committee by (a) recommending a comparator group for benchmarking purposes and (b) providing comparator group data on compensation levels and design, including an analysis of target total compensation (base salary, annual incentives and long-term incentives). FW Cook also assisted the Compensation Committee in reviewing general market practices and management compensation proposals.

FW Cook performs services solely on behalf of the Compensation Committee and does not provide any other services to us. The Compensation Committee assessed the independence of FW Cook and concluded no conflicts of interest exist that would prevent FW Cook from independently representing the Compensation Committee.

Executive management regularly participates in the compensation decision-making process in the following specific respects:

•

The CEO reports to the Compensation Committee his performance evaluation of our senior executives, including the NEOs (other than himself). Together with the EVP, Chief Human Resources Officer, the CEO recommends compensation decisions for these individuals, including base salary levels, the mix of incentive awards and performance objectives; and

•	The CEO develops recommended performance objectives and targets for our incentive compensation programs.

Overview of 2020 Target Compensation Mix

The Compensation Committee annually reviews the CEO’s and other NEOs’ compensation. In performing this exercise, the Compensation Committee evaluates all elements of target total compensation against a pre-determined group of companies (as described below in the section titled “Market Analysis and Benchmarking”). As noted in the following section, there is a significant emphasis on performance-based components of compensation. For additional detail on each compensation component, please see the sections below titled “Base Salary,” “Annual Incentive Plan” and “Long-Term Incentive Plan” under “2020 Executive Compensation Program.”

Target Compensation Mix

There is a significant emphasis on the elements that comprise performance-based pay (annual and long-term incentive awards). As illustrated in the following charts, a significant percentage of our CEO’s and all other NEOs’ target total compensation (i.e., target annual incentive, RSUs and PSUs) is linked to Company performance and aligned with the interests of our stockholders and considered “at-risk”: 88% for the CEO and 78% for our other NEOs.

CEO TARGET PAY MIX(1)

ALL OTHER NEOS’ TARGET PAY MIX(1)

(1)	Percentages calculated using 2020 annual base salary, target annual incentive and target annual long-term incentive grant value for RSUs and PSUs. Excludes one-time RSU grant for Ms. Russell.

Key Executive Compensation Components

The key components of our executive compensation program for NEOs are base salary, annual incentive, employee benefits (health, welfare, retirement and perquisites) and long-term incentive (“LTI”) awards, which consist of time-vested RSUs and PSUs subject to a three-year performance period.

These elements are illustrated in greater detail below:

Component		Description	Purpose
Fixed	Base Salary	• Ongoing cash compensation based on the NEO’s role, responsibilities, market data and individual performance	• Designed to attract and retain experienced executives • Recognizes individual experiences, skills, and sustained performance
	Benefits (health, welfare and retirement)	• Medical, dental, qualified and nonqualified retirement plan	• Same benefits generally available to U.S. employees
	Perquisites	• Reimbursement for financial and tax planning services and annual physical program	• Supports personal financial planning needs • Ensures personal well-being

At-Risk	Annual Incentive	• Actual pay varies between 0% and 200% of target • Uses predominantly financial objectives, including financial goals linked to a business unit where relevant, as well as individual objectives	• Incentivizes and drives the accomplishment of financial and individual strategic goals
	Restricted Stock Units	• Represents 50% of target annual LTI grant value • Vest ratably over a three-year period from the grant date provided NEO remains continuously employed	• Aligns NEOs to long-term financial and share price performance • Designed to retain executives
Performance Share Units

•  Represents 50% of target annual LTI grant value

•  Actual awarded shares varies between 0% and 200% of target

•  Performance components include 3-year cumulative Adjusted EBITDA, Revenue and Relative TSR

•  Vest 100% following three-year performance period based on actual Company performance

• Aligns NEOs to long-term financial and share price performance • Aligns pay and performance by linking number of shares to financial and market performance

Market Analysis and Benchmarking

As described below, we use various tools and methods, including benchmarking, to evaluate whether each NEO’s level of pay is appropriate. For 2020, the benchmarking process for all of our NEOs is described below.

Benchmarking

The Compensation Committee benchmarks against the median for each pay component (i.e., base salary, target annual incentive and target LTI grants) and total compensation to guide our compensation objectives. We utilize the median as a point of reference and not necessarily the definitive compensation level. Consequently, our NEOs’ compensation may be positioned at a level less than or greater than the median based on time in position, experience and competitive pay objectives, as well as other factors.

Comparator Group

The Compensation Committee, with input from FW Cook and management, annually approves a company comparator group (the “Custom Comparator Group”) to be used in reviewing and benchmarking various pay components in addition to the use of general industry data.

Selection of the Custom Comparator Group begins with an initial list of potential organizations and is then filtered using various selection criteria to determine our final list of comparator companies. The following outlines the process the Compensation Committee used in selecting the Custom Comparator Group for benchmarking executive compensation in 2020.

Based on the above methodology, the evaluation resulted in the following year-over-year changes to our Custom Comparator Group:

•	Additions: CBOE Global Markets

•	Removals: Convergys Corporation; The Dun & Bradstreet Corporation; and LiveRamp Holdings, Inc.

Weighing each of the quantitative criteria described above equally for our Custom Comparator Group, our composite percentile ranking was 46%—near the median of the group. While not receiving a greater weight than any other factor, the median annual net revenue of the Custom Comparator Group at the time of benchmarking was approximately $2.8 billion, compared with our approximate 2019 and 2020 revenue of $2.7 billion.

2020 Executive Compensation Program

Base Salary

Each NEO receives an annual base salary to compensate for services rendered in the NEO’s position during the year. The Compensation Committee annually evaluates the performance of the CEO and determines his base salary in light of his goals and objectives, individual performance and competitive market data. The Compensation Committee also, at least annually, reviews each other NEO’s base salary based on a recommendation from the CEO, with input from our EVP, Chief Human Resources Officer, and adjusts the NEO’s base salary when appropriate. In general, the CEO recommends a base salary increase for the other NEOs when supported by additional responsibilities, strong individual performance or changes in competitive market data.

In January 2020, as part of the annual compensation review process, Mr. Cartwright received a $25,000 base salary increase to reflect strong performance and to better align his pay with peers. Following the increase, Mr. Cartwright’s annualized base salary is $975,000. In February 2020, as part of the annual compensation review process, Mr. Cello and Mr. Chaouki each received a $100,000 base salary increase to reflect strong performance and to better align their pay with peers. Following the increase, Mr. Cello’s annualized base salary is $650,000 and Mr. Chaouki’s annualized base salary is $600,000. Mr. Neenan and Ms. Russell did not receive a base salary increase in 2020.

The following table illustrates the NEO’s 2020 annualized base salary compared to 2019 annualized base salary.

Named Executive Officer	2020 Annualized Base Salary	2019 Annualized Base Salary
Christopher A. Cartwright	$975,000	$950,000
Todd M. Cello	$650,000	$550,000
David M. Neenan	$650,000	$650,000
Heather J. Russell	$500,000	$500,000
Steven M. Chaouki	$600,000	$500,000

Annual Incentive Plan

The annual incentive plan is designed to motivate and reward our NEOs based on financial and individual performance. Financial targets are approved by the Compensation Committee at the beginning of the performance period with individual and other qualitative goals set to successfully drive our operations and business results to achieve our overall corporate strategy. Each NEO’s annual incentive is determined by multiplying the target annual incentive percentage by the NEO’s eligible base salary and then multiplying this result by the percentage achievement with respect to the applicable financial and individual goals, provided the threshold level of performance is achieved.

Target Levels

Each NEO has a target annual incentive expressed as a percentage of his or her eligible base salary. The target is determined by the Compensation Committee after consideration of several factors, including the NEO’s duties and responsibilities and competitive market data. Mr. Cartwright received an increase in his target annual incentive in 2020 from 115% of base salary to 130% of base salary to better align his pay with peers. Ms. Russell also received an increase in her target annual incentive in 2020 from 90% of base salary to 100% of base salary to better align her pay with peers.

Named Executive Officer	2020 Target Annual Incentive as a Percentage of Base Salary	2020 Target Annual Incentive
Christopher A. Cartwright	130%	$1,267,500
Todd M. Cello	100%	$650,000
David M. Neenan	100%	$650,000
Heather J. Russell	100%	$500,000
Steven M. Chaouki	100%	$600,000

Financial and Individual Objectives, Targets, and Potential Payouts

The following table defines the various financial and individual objectives applicable for the 2020 annual incentive. The actual payout ranges between 0% and 200% of target for each objective depending on actual performance. The objectives of Defined Corporate Adjusted EBITDA and Defined Corporate Revenue are to incent our NEOs based on the achievement of overall Company financial performance. Similarly, at the business unit level, Defined Adjusted EBITDA and Defined Revenue are designed to incent specific business unit financial performance. The Growth Strategy Initiative is a quantitative measure aligned to our overall growth strategy, while the Strategic Individual Objectives are quantitative and qualitative measures aligned to specific strategic objectives. Both of these objectives are set individually for each NEO in a manner that would significantly advance our growth and strategic objectives, if delivered. Additionally, these goals are designed to provide NEOs with the opportunity to achieve above target payouts only upon robust performance.

Objective	Definition
Defined Corporate Adjusted EBITDA	Earnings before interest, taxes, depreciation and amortization, and other adjustments deemed by management and the Compensation Committee for annual incentive plan purposes.
Defined Corporate Revenue

The overall corporate revenue, including applicable adjustments used in the calculation of Adjusted Revenue as disclosed in our Annual Report on Form 10-K, and further adjusted by management and the Compensation Committee for annual incentive plan purposes.

Defined U.S. Markets Adjusted EBITDA	Earnings before interest, taxes, depreciation and amortization, and other adjustments for annual incentive plan purposes for the U.S. Markets operating segment.
Defined U.S. Markets Revenue	The U.S. Markets operating segment revenue, including applicable adjustments used in the calculation of Adjusted Revenue as disclosed in our Annual Report on Form 10-K, and further adjusted by management and the Compensation Committee for annual incentive plan purposes.

Defined International Adjusted EBITDA	Earnings before interest, taxes, depreciation and amortization, and other adjustments for annual incentive plan purposes for the International operating segment.
Defined International Revenue	The International operating segment revenue, including applicable adjustments used in the calculation of Adjusted Revenue as disclosed in our Annual Report on Form 10-K, and further adjusted by management and the Compensation Committee for annual incentive plan purposes.

Growth Strategy Initiative

Robust planning process that supports the development of growth strategy initiatives, including business cases, action plans and specific, budgeted Adjusted EBITDA growth targets that are accretive to fuel growth in future years.

Strategic Individual Objectives	Specific individual quantitative and qualitative goals aligned with our strategic objectives.

The following table provides threshold, target and maximum targets for the financial objectives described above. It also provides actual 2020 results and the achievement as a percentage of target. For each financial objective, at threshold performance, the NEO receives a 20% payout, at target performance, a 100% payout and, at maximum performance, a 200% payout. The payout for performance between percentages is interpolated on a straight-line basis and performance below threshold results in a 0% payout for that financial objective.

Financial Objective*	Threshold (20% Payout)	Target (100% Payout)	Maximum (200% Payout)	Result	Achievement

Defined Corporate Adjusted EBITDA	$1,094.6	$1,152.3	$1,204.1	$1,057.1	0%

Defined Corporate Revenue	$2,735.6	$2,879.6	$3,009.2	$2,748.3	26%

Defined U.S. Markets Adjusted EBITDA	$ 646.1	$ 680.1	$ 710.7	$ 654.1	39%

Defined U.S. Markets Revenue	$1,449.2	$1,525.5	$1,594.1	$1,499.3	73%

Defined International Adjusted EBITDA	$ 292.9	$ 308.3	$ 322.2	$ 232.2	0%

Defined International Revenue	$ 682.2	$ 718.1	$ 750.4	$ 614.5	0%

* Amounts reflect millions.

2020 Annual Incentive Payouts

The following table summarizes each NEO’s 2020 annual incentive plan objectives described above, including the applicable weighting, achievement as a percentage of target and payout. The NEO weightings are determined based on the NEO’s role, duties, and responsibilities and are designed to strengthen the link between pay and performance. Payments based on the 2020 annual incentive plan ranged from 5% of target to 43% of target.

Named Executive Officer	Objective	Weighting	Achievement	Payout
Christopher A. Cartwright, President & CEO	Defined Corporate Adjusted EBITDA	50%	0%	$—
	Defined Corporate Revenue	20%	26%	$66,924
	Growth Strategy Initiative	30%	0%	$—

		Total	5%	$66,924
Todd M. Cello, CFO	Defined Corporate Adjusted EBITDA	50%	0%	$—
	Defined Corporate Revenue	20%	26%	$34,320
	Growth Strategy Initiative	30%	0%	$—

		Total	5%	$34,320
David M. Neenan, President, International	Defined Corporate Adjusted EBITDA	20%	0%	$—
	Defined International Adjusted EBITDA	25%	0%	$—
	Defined International Revenue	25%	0%	$—
	Growth Strategy Initiative	20%	0%	$—
	Strategic Individual Objectives	10%	150%	$97,500

		Total	15%	$97,500
Heather J. Russell, Chief Legal Officer and Corporate Secretary	Defined Corporate Adjusted EBITDA	50%	0%	$—
	Defined Corporate Revenue	20%	26%	$26,400
	Growth Strategy Initiative	20%	0%	$—
	Strategic Individual Objectives	10%	150%	$75,000

		Total	20%	$101,400
Steven M. Chaouki, President, U.S. Markets	Defined Corporate Adjusted EBITDA	20%	0%	$—
	Defined U.S. Markets Adjusted EBITDA	25%	39%	$58,800
	Defined U.S. Markets Revenue	25%	73%	$109,200
	Growth Strategy Initiative	20%	0%	$—
	Strategic Individual Objectives	10%	150%	$90,000

		Total	43%	$258,000

For the Strategic Individual Objectives, the CEO evaluated each of the other NEOs in conjunction with such NEO’s self-evaluation with the Compensation Committee approving the final performance. Mr. Neenan earned an above target payout on his Strategic Individual Objectives by pivoting the strategy of the International segment at the onset of the pandemic to enable clients to effectively manage risk and navigate the impact of the pandemic by highlighting the benefits of existing solutions. Ms. Russell earned an above target payout on her Strategic Individual Objectives for her leadership in developing the company’s Enterprise Risk Management Framework; successful management of litigation and regulatory matters; elevating TransUnion’s ESG function; and management of business continuity and employee health and safety during the pandemic. Mr. Chaouki earned an above target payout on his Strategic Individual Objectives by providing thought leadership to clients, enabling them to manage risk during the pandemic, working to deploy solutions specifically tuned to support our customers during the pandemic, and expanding our capabilities in the Media vertical through the acquisitions of Signal Digital, Inc. and Tru Optik Data Corp.

During 2020, the Compensation Committee elected not to make adjustments to annual incentive performance targets as a result of the COVID-19 pandemic. Alternatively, in recognition of the NEOs’ successful navigation of the COVID-19 pandemic and focus on future growth and success through acquisitions and large-scale initiatives, while continuing to provide value to stockholders through the Company’s relative and absolute total shareholder return, the Compensation Committee made the following discretionary adjustments to increase award payouts to an average of 80% of target, which is at or below the treatment of our broader employee population’s annual incentive payouts. These payouts are a significant reduction from annual incentive payments for our NEOs in 2019 which averaged 137% of target.

Named Executive Officer	2020 Discretionary Bonus Adjustment
Christopher A. Cartwright	$951,639
Todd M. Cello	$488,020
David M. Neenan	$424,840
Heather J. Russell	$300,400
Steven M. Chaouki	$236,160

2021 Annual Incentive Plan

Beginning in 2021, a modifier based on certain diversity and inclusion measures will be incorporated into our annual incentive plan. The Compensation Committee will evaluate the Company’s performance against the measures and apply the modifier to the individual objectives portion of each NEO’s incentive. The modifier will reduce the NEOs’ individual objectives performance achievement as a percent of target by 100 percentage points should the Company not increase the year-year-over representation of underrepresented minorities in director and above positions within the United States and the year-over-year representation of females at the vice president level or above globally.

Long-Term Incentive Plan

2020 Annual LTI Grants

Our NEOs receive annual LTI grants, which are linked directly to the creation of stockholder value over a multi-year term. In 2020, 73% of the target total compensation opportunity provided to our CEO and 56% of the target total compensation opportunity provided to all other NEOs was equity-based and directly correlated to the Compensation Committee’s view that there should be a strong connection between an NEO’s rewards and stockholder value creation.

As noted previously, 50% of the 2020 target LTI grant value was delivered in the form of time-vested RSUs that vest ratably over a three-year period where 33% vests on the first and second anniversary of the grant date and 34% vests on the third anniversary of the grant date and the remaining 50% in PSUs that vest following a three-

year performance period starting January 1, 2020 and ending December 31, 2022. When dividends are paid on our common stock, unvested RSUs accrue dividend equivalents that are paid out in cash based on the number shares that vest. Similarly, for PSUs, dividend equivalents accrue during the performance period and are paid out in cash based on the number of shares that vest as a result of actual Company performance.

Similar to 2019, the PSU grants made in 2020 have the following three performance components and weightings with the actual payout ranging between 0% and 200% of target for each performance component depending on actual Company performance:

Performance Component	Weighting
Cumulative Adjusted EBITDA(1)	45%

Relative total stockholder return (“Relative TSR”) against the companies in the Commercial and Professional Services industry classification within the Russell 3000 Index (the “Relative TSR Peer Group”)	35%

Cumulative Revenue(1)	20%

(1)

Adjusted EBITDA and Revenue are calculated using the definitions of Adjusted EBITDA and Adjusted Revenue disclosed in our Annual Report on Form 10-K and adjusted to be on an organic, constant currency basis.

Additionally, if our Relative TSR during the performance period is negative, then the maximum payout for the Relative TSR performance component is 100%, regardless of actual performance against the Relative TSR Peer Group.

The Compensation Committee sets our financial performance targets for the cumulative Adjusted EBITDA and cumulative Revenue components taking into consideration our long-term strategic plan. We do not publicly disclose specific financial performance targets on a prospective basis. Prospectively disclosing these specific targets would provide competitors and others with insights into our confidential planning process and strategies and potentially harm us competitively. We design our financial performance targets to be challenging. There is a risk we will not achieve threshold or target performance resulting in either no shares or shares awarded below target.

The performance components in our PSUs are cumulative Adjusted EBITDA and cumulative Revenue, which differ from the Defined Corporate Adjusted EBITDA and Defined Corporate Revenue financial components in our 2020 annual incentive. Each are independent financial components intended to drive different behavior. The performance targets for the annual incentive financial components are based on our annual internal operating targets and designed to incent our annual performance, while the performance targets for the PSU components are based on our long-term strategic plan and designed to incent our long-term performance.

To determine the 2020 target LTI grant value for each NEO, the Compensation Committee considered target total compensation data from our Custom Comparator Group for comparable executive positions, the strategic direction of the Company and business units, and the NEO’s scope of authority and responsibility.

The table below reflects the 2020 target LTI grant value for each NEO with respect to the annual LTI grant made on February 21, 2020. Mr. Neenan was awarded his annual LTI grant on May 26, 2020.

Named Executive Officer	Target Annual LTI Grant Value
Christopher A. Cartwright	$6,000,000
Todd M. Cello	$2,000,000
David M. Neenan	$2,000,000
Heather J. Russell	$ 900,000
Steven M. Chaouki	$1,300,000

2018-2020 Performance Share Unit Performance

In January 2021, the Compensation Committee approved the results for the PSU grants made to the NEOs on February 16, 2018 for the performance period of January 1, 2018 – December 31, 2020, which vested on February 16, 2021. The PSUs were tied to cumulative Adjusted EBITDA, cumulative Revenue and our Relative TSR against the Relative TSR Peer Group.

The chart below details the applicable performance measures, weightings, targets and the certified performance achievement as a percentage of target. The payout for performance between percentages is interpolated on a straight-line basis and performance below threshold results in a 0% payout for that performance measure. The Compensation Committee did not exercise any discretion to adjust the final performance achievement for the 2018 PSUs.

Performance Measure*	Weighting	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Achievement
Cumulative Adjusted EBITDA(1)	45%	$2,519.3	$2,702.3	$2,963.6	$2,828.3	149%

Cumulative Revenue(1)	20%	$6,390.1	$6,599.7	$6,985.5	$6,955.7	192%

Relative TSR	35%	25th Percentile	50th Percentile	80th Percentile and above	85th Percentile	200%
				Total Weighted Payout		175%

*	Amounts reflect millions.
(1)

Adjusted EBITDA and Revenue are calculated using the definitions of Adjusted EBITDA and Adjusted Revenue disclosed in our Annual Report on Form 10-K and adjusted to be on an organic, constant currency basis.

The following table illustrates the final results for each NEO’s 2018 PSUs.

			Actual Performance(1)
Named Executive Officer	Performance Metric	# of Target PSUs	Payout %	# of Shares Earned
Christopher A. Cartwright	Cumulative Adjusted EBITDA	4,619	149%	6,882
	Cumulative Revenue	2,053	192%	3,941
	Relative TSR	3,593	200%	7,186

Todd M. Cello	Cumulative Adjusted EBITDA	3,849	149%	5,735
	Cumulative Revenue	1,711	192%	3,285
	Relative TSR	2,994	200%	5,988

David M. Neenan	Cumulative Adjusted EBITDA	4,619	149%	6,882
	Cumulative Revenue	2,053	192%	3,941
	Relative TSR	3,593	200%	7,186

Heather J. Russell(2)	Cumulative Adjusted EBITDA	2,280	149%	3,397
	Cumulative Revenue	1,014	192%	1,946
	Relative TSR	1,774	200%	3,548

Steven M. Chaouki	Cumulative Adjusted EBITDA	2,116	149%	3,152
	Cumulative Revenue	941	192%	1,806
	Relative TSR	1,647	200%	3,294

(1)	The PSUs vested on February 16, 2021 and, therefore, are reported in the “Outstanding Equity Awards at Fiscal Year-end Table” for 2020.
(2)	In connection with her hire on June 1, 2018, Ms. Russell received an LTI grant with the same terms and conditions as the 2018 annual LTI grant. The PSUs from this award vested on February 16, 2021.

Mr. Neenan’s 2019 Performance Share Unit Performance

In January 2021, the Compensation Committee approved the results for the one-time PSU grant made to Mr. Neenan on May 9, 2019 for the performance period of January 1, 2019 – December 31, 2020, which vested on February 16, 2021. The PSUs were tied to the performance of our TransUnion UK business and Mr. Neenan’s continued employment through February 16, 2021.

Performance was measured against 2020 TransUnion UK Adjusted EBITDA and 2020 TransUnion UK Revenue. Target performance for the TransUnion UK Adjusted EBITDA and Revenue components was set taking into consideration our long-term strategic plan and were designed to be challenging. Performance below target would result in a minimum payout of 50% of the target grant value. The Compensation Committee did not exercise any discretion to adjust the final performance achievement for Mr. Neenan’s 2019 PSU grant.

Largely driven by the impact of the COVID-19 pandemic on our UK business in 2020, the target performance level was not achieved for either the TransUnion UK Adjusted EBITDA or the TransUnion UK Revenue component. Therefore, the minimum payout equal to 50% of the target grant value was achieved. The chart below details the applicable performance measures, weightings, and the certified performance achievement as a percentage of target.

Performance Measure	Weighting	Below Target (50% Payout)	Target (100% Payout)	Above Target as % of target (150% Payout)	Maximum as a % of target (200% Payout)	Actual (% of target)	Achievement
2020 TransUnion UK Adjusted EBITDA(1)	50%	<100%	100%	102.5%	105.0%	66.1%	50%

2020 TransUnion UK Revenue(1)	50%	<100%	100%	102.5%	105.0%	82.5%	50%
					Total Weighted Payout		50%

(1)

Adjusted EBITDA and Revenue are calculated using the definitions of Adjusted EBITDA and Revenue (or Adjusted Revenue, if applicable), for the United Kingdom region disclosed in our Annual Report on Form 10-K and adjusted to be on an organic, constant currency basis as well as for items that are infrequent in occurrence or unusual in nature, including restructurings.

The following table illustrates the final results for Mr. Neenan’s 2019 PSU grant.

			Actual Performance(1)
Named Executive Officer	Performance Metric	# of Target PSUs	Payout %	# of Shares Earned
David M. Neenan	TransUnion UK Adjusted EBITDA	22,727	50%	11,363
	TransUnion UK Revenue	22,727	50%	11,363

(1)	The PSUs vested on February 16, 2021 and, therefore, are reported in the “Outstanding Equity Awards at Fiscal Year-end Table” for 2020.

One-time 2020 RSU Grant

As described above, a primary goal of our executive compensation program is to attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth. The CEO and Compensation Committee extensively review talent retention on an on-going basis, including retention of executives with strong performance who are key to our future success.

Based on this review, on May 12, 2020, Ms. Russell received a grant of RSUs with a fair market value of $749,975. The grant is comprised of 9,993 RSUs that fully vest on the third anniversary of the grant date with the same terms and conditions as the annual LTI grant to employees generally. The Compensation Committee determined the grant size based on a review of Ms. Russell’s compensation and the value of outstanding long-term incentive grants for comparable positions at peer companies.

The one-time RSU grant will not affect any regular compensation arrangements for Ms. Russell.

Stock Ownership Requirements

The Compensation Committee maintains a formal stock ownership policy requiring all executives (defined as the CEO and his direct reports) to hold TransUnion common stock, including unvested RSUs, in an amount equal to six times annual base salary for the CEO and three times annual base salary for all other executives. To attain the requisite multiples, the executive must retain 75% of the after-tax value of the executive’s shares received pursuant to any long-term incentive grant made after January 1, 2016 until such multiple is achieved. Executives age 60 or older are subject to a reduced ownership requirement equal to 50% of the applicable amount.

All NEOs have met their stock ownership requirements.

Prohibited Transactions

Our insider trading policy limits the timing and types of transactions in TransUnion securities by Company directors, employees and officers (including our NEOs), and any member of such person’s immediate family sharing the same household, any corporations or other business entities they control or manage, and any trusts of which they are the trustee or otherwise have investment control over.

Subject to certain specified exceptions, among other restrictions, the policy:

•

allows all executive officers, directors and other designated employees to trade TransUnion securities only during open window periods and only after they have pre-cleared transactions with the CFO and Chief Legal Officer (or their respective designees);

•	prohibits the short-selling of TransUnion securities or “selling against the box” (failing to deliver sold securities); and

•

prohibits transactions in puts, calls or other derivatives on TransUnion securities on an exchange or in any other organized market, as well as any other derivative or hedging transactions on TransUnion securities.

Transactions made pursuant to approved 10b5-1 plans, certain stock option exercises and purchases through our employee stock purchase plan are examples of the types of transactions that may be permissible during blackout periods, in accordance with our insider trading policy.

Our insider trading policy also prohibits holding TransUnion securities in a margin account or pledging TransUnion securities as collateral for a loan unless approval is received from the CFO and Chief Legal Officer (or their respective designees).

Executive Benefits and Perquisites

The NEOs receive benefits that are part of a competitive total compensation package necessary to attract and retain executive talent, and are generally identical to those we provide to other U.S.-based employees. These benefits include medical, dental, vision, life and disability insurance. In addition, we offer a qualified retirement plan (described below) and, for the NEOs, a nonqualified supplemental retirement plan (described below). NEOs are also eligible to participate in an annual physical program and may receive reimbursement for financial planning and tax services up to the maximum amount of $15,000 for the CEO and $12,000 for the other NEOs.

Retirement Plans

We maintain the TransUnion 401(k) & Savings Plan (the “401(k) Plan”), which is a broad-based 401(k) savings and retirement plan in which all employees, including the NEOs, may participate. Generally, we match employees’ eligible contributions up to a certain amount and also may make a non-elective Company contribution. The Internal Revenue Code of 1986, as amended (the “Code”), places certain limits on the amount of contributions that may be made by and on behalf of employees to the 401(k) Plan. Therefore, to allow for contributions beyond the limits set under the Code, we also maintain the nonqualified Retirement and 401(k) Supplemental Plan (the “Supplemental Plan”). In general, under the Supplemental Plan, each NEO may defer all or some portion of the NEO’s cash compensation that the NEO was not otherwise permitted to defer under the 401(k) Plan due to limitations under the Code in order to provide additional retirement savings. We make a matching contribution to the Supplemental Plan consistent with our matching contributions under the 401(k) Plan. Beginning in 2021, matching contributions to the Supplemental Plan will be made on a discretionary basis. Additionally, we may make a discretionary non-elective contribution on behalf of the NEOs to the Supplemental Plan at the end of the year based on a similar contribution to the 401(k) Plan.

CEO Employment Agreement and Severance Agreements

Upon his promotion to CEO, Mr. Cartwright entered into an employment agreement (the “Cartwright Employment Agreement”), which is summarized under “—Executive Compensation—Payments upon Termination and Change in Control—2020” and the accompanying narrative.

We have also entered into a Severance and Restrictive Covenant Agreement (the “Severance Agreement”) with each of the other NEOs. The Severance Agreements are designed to maximize retention and are summarized under “—Executive Compensation—Payments upon Termination and Change in Control—2020” and the accompanying narrative.

Use of Tally Sheets

In 2020, the Compensation Committee reviewed compensation summaries for each executive officer, including the NEOs. These summaries outline each component of pay and amounts paid in certain termination and change in control scenarios. Changes to our NEOs’ compensation are not based off this information; however, the Compensation Committee uses this information to confirm that pay objectives continue to be aligned with the long-term interests of our stockholders.

Federal Income Tax Considerations

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to certain NEOs in any calendar year. Additionally, under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured to qualify as performance-based compensation under Section 162(m) of the Code that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules.

While the Tax Act limits the deductibility of compensation paid to the NEOs, such limitations will not have a material impact on our executive compensation program. Our Compensation Committee may, among other things, determine that failing to meet its objectives to attract, retain, and motivate senior executives creates more risk for the Company than the financial impact of losing the tax deduction. Our Compensation Committee will continue to structure our compensation program in the best long-term interests of our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of TransUnion has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Andrew Prozes, Chairperson

Pamela A. Joseph, Committee Member

Thomas L. Monahan, III, Committee Member

The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table — 2020

Name/Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)

Christopher A. Cartwright President and Chief Executive Officer	2020	971,154	951,639	6,533,655	—	66,924	—	109,780	8,633,152
	2019	891,731	250,000	5,706,465	—	1,236,436	—	121,999	8,206,631
	2018	700,000	—	4,275,701	—	1,169,000	—	112,814	6,257,515

Todd M. Cello EVP, Chief Financial Officer	2020	634,615	488,020	2,177,854	—	34,320	—	78,048	3,412,857
	2019	534,615	—	1,763,861	—	699,111	—	89,087	3,086,674
	2018	496,811	—	1,063,106	—	617,175	—	58,655	2,235,747

David M. Neenan President, International	2020	650,000	424,840	2,177,831	—	97,500	—	107,273	3,457,444
	2019	650,000	—	2,999,964	—	884,722	—	108,190	4,642,876
	2018	592,308	—	4,275,701	—	701,818	—	121,505	5,691,332

Heather J. Russell(5) EVP, Chief Legal Officer and Corporate Secretary	2020	500,000	300,400	1,730,009	—	101,400	—	73,191	2,705,000

Steven M. Chaouki(5) President, U.S. Markets	2020	584,615	236,160	1,415,654	—	258,000	—	56,453	2,550,882

(1)	Each NEO’s one-time discretionary annual incentive payment was made in February 2021 at the same time as the 2020 annual incentive.
(2)

The amounts shown in this column represent the aggregate grant date fair value of RSUs and PSUs granted to the NEOs calculated in accordance with FASB ASC Topic 718. For 2020, assumptions used in the calculation of these amounts are included in Note 16, “Stock-Based Compensation,” of the consolidated financial statements in our 2020 Annual Report on Form 10-K. For PSUs, the amounts are based on probable outcomes as of the grant date. The table below illustrates the value of the PSUs for each NEO assuming maximum performance.

Name	Performance Period	PSU Value Assuming Maximum Performance ($)
Christopher A. Cartwright	2020 – 2022	5,483,586
	2019 – 2021	4,743,855
	2018 – 2020	1,065,744
Todd M. Cello	2020 – 2022	1,827,700
	2019 – 2021	1,466,249
	2018 – 2020	888,107
David M. Neenan	2020 – 2022	1,827,745
	2019 – 2020	5,999,928
	2018 – 2020	1,065,744
Heather J. Russell	2020 – 2022	822,537
Steven M. Chaouki	2020 – 2022	1,188,030

(3)	The amounts shown in this column represent amounts paid under the annual incentive plan for the year shown and are paid in February of the following year.
(4)	Information regarding the amounts shown in this column can be found in the “Detailed Analysis of ‘All Other Compensation’ Column” table below.
(5)	Ms. Russell and Mr. Chaouki were not named executive officers in 2018 or 2019.

Detailed Analysis of “All Other Compensation” Column

Name	Company Match & Retirement Contribution to Qualified 401(k) Savings Plan(1) ($)	Company Match & Retirement Contribution to Nonqualified Retirement Plan(2) ($)	Other Benefits(3) ($)	Total ($)
Christopher A. Cartwright	17,000	62,180	30,600	109,780
Todd M. Cello	17,000	45,584	15,464	78,048
David M. Neenan	17,000	66,683	23,590	107,273
Heather J. Russell	17,000	31,520	24,671	73,191
Steven M. Chaouki	17,000	16,045	23,408	56,453

(1)

For 2020, we matched 100% of the first 3% and 50% of the next 2% percent of eligible compensation (subject to the 2020 Code limit of $285,000 (the “IRS Limit”)) contributed on a pre-tax basis to the 401(k) Plan. Additionally, in 2020, we made a discretionary non-elective retirement contribution equal to 2% of eligible 2019 compensation to the 401(k) Plan.

(2)

For eligible compensation above the IRS Limit, we matched 100% of the first 3% and 50% of the next 2% contributed on a pre-tax basis to the Supplemental Plan. Additionally, in 2020, for the 2019 plan year, we made a discretionary non-elective retirement contribution equal to 2% of eligible compensation to the Supplemental Plan. Contributions into the Supplemental Plan are also subject to FICA taxes (Social Security and Medicare taxes), which are paid, along with the applicable taxes, on behalf of the NEO by the Company. In 2020, the total FICA taxes on the Supplemental Plan Contributions, including the applicable taxes, paid on behalf of the NEOs were: Mr. Cartwright- $2,096; Mr. Cello- $1,707; Mr. Neenan- $2,374; Ms. Russell- $1,528; and Mr. Chaouki- $1,045.

(3)

The amounts in this column are based on the aggregate incremental cost to the Company for the reimbursement of tax and financial planning services, annual medical examinations, match on charitable contributions up to a maximum of $2,000 per calendar year under our standard Company program available to all U.S. employees (Mr. Cartwright- $2,000; Mr. Cello- $2,000; Mr. Neenan- $2,000; and Ms. Russell- $2,000), non-cash gifts and for business and other related travel. The following NEOs were also provided tax payments for imputed income for annual medical examinations and business and other related travel under our standard Company practice applicable to all impacted U.S. employees, regardless of level: Mr. Cartwright- $6,177; Mr. Cello- $816; Mr. Neenan- $4,415; Ms. Russell- $3,514 and Mr. Chaouki- $5,221.

Grants of Plan-Based Awards — 2020

Name/Award Type	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher A. Cartwright 2020 Annual Incentive	—	—	253,500	1,267,500	2,535,000	—	—	—	—	—
2020 RSUs	2/21/20	1/30/20	—	—	—	—	—	—	30,801	3,000,017
2020 PSUs	2/21/20	1/30/20	—	—	—	7,700	30,800	61,600	—	3,533,638
Todd M. Cello 2020 Annual Incentive	—	—	130,000	650,000	1,300,000	—	—	—	—	—
2020 RSUs	2/21/20	1/30/20	—	—	—	—	—	—	10,267	1,000,006
2020 PSUs	2/21/20	1/30/20	—	—	—	2,565	10,266	20,532	—	1,177,848
David M. Neenan 2020 Annual Incentive	—	—	130,000	650,000	1,300,000	—	—	—	—	—
2020 RSUs	5/26/20	5/26/20	—	—	—	—	—	—	11,780	1,000,004
2020 PSUs	5/26/20	5/26/20	—	—	—	2,944	11,779	23,558	—	1,177,827
Heather J. Russell 2020 Annual Incentive	—	—	100,000	500,000	1,000,000	—	—	—	—	—
2020 RSUs	2/21/20	1/30/20		—	—	—	—	—	4,620	449,988
2020 PSUs	2/21/20	1/30/20		—	—	1,154	4,620	9,240	—	530,046
2020 RSUs	5/12/20	5/12/20		—	—	—	—	—	9,993	749,975
Steven M. Chaouki 2020 Annual Incentive	—	—	120,000	600,000	1,200,000	—	—	—	—	—
2020 RSUs	2/21/20	1/30/20		—	—	—	—	—	6,674	650,048
2020 PSUs	2/21/20	1/30/20		—	—	1,667	6,673	13,346	—	765,606

(1)

Reflects target and maximum payment opportunities for the twelve months ended December 31, 2020 under the 2020 annual incentive. The threshold amount reflects a 20% payout of the target incentive opportunity, which is payable only if the applicable financial and/or individual performance goals are achieved at threshold levels. The target amount reflects a 100% payout of the target incentive opportunity if both financial and individual performance are at target levels. The maximum reflects a 200% payout of the target opportunity, which is payable only upon maximum achievement of both the financial and individual goals. The actual amounts paid in February 2021 under our 2020 annual incentive are disclosed in the 2020 Summary Compensation Table under the Non–Equity Incentive Plan Compensation column.

(2)

Reflects PSUs granted during 2020 under the TransUnion 2015 Omnibus Incentive Plan for awards granted prior to May 12, 2020 and under the TransUnion Amended and Restated 2015 Omnibus Incentive Plan for awards granted on or after May 12, 2020. When dividends are paid on our common stock, PSUs accrue dividend equivalents during the performance period that are paid out in cash based on the number of shares that vest as a result of actual Company performance. The performance components and vesting provisions for the PSUs are described in the CD&A above under “2020 Executive Compensation Program—Long-Term Incentive Plan.”

(3)

Reflects RSUs granted during 2020 under the TransUnion 2015 Omnibus Incentive Plan for awards granted prior to May 12, 2020 and under the TransUnion Amended and Restated 2015 Omnibus Incentive Plan for awards granted on or after May 12, 2020. When dividends are paid on our common stock, unvested RSUs accrue dividend equivalents that are paid out in cash based on the number shares that vest. The vesting provisions for the RSUs are described in the CD&A above under “2020 Executive Compensation Program—Long-Term Incentive Plan.”

(4)

The amounts shown in this column represent the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16, “Stock-Based Compensation,” of the consolidated financial statements in our 2020 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End — 2020

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($)
Christopher A. Cartwright	2/21/2020	—	—	—	—		—	30,800	3,055,976
	2/21/2020	—	—	—	30,801		3,056,075	—	—
	5/8/2019	—	—	—	—		—	26,475	2,626,850
	5/8/2019	—	—	—	26,475		2,626,850	—	—
	2/20/2019	—	—	—	—		—	15,862	1,573,828
	2/20/2019	—	—	—	15,863		1,573,927	—	—
	6/1/2018	—	—	—	43,446		4,310,712	—	—
	2/16/2018	—	—	—	18,009	(5)	1,786,853	—	—
	2/16/2018	—	—	—	10,265		1,018,493	—	—

Todd M. Cello	2/21/2020	—	—	—	—		—	10,266	1,018,593
	2/21/2020	—	—	—	10,267		1,018,692	—	—
	2/20/2019	—	—	—	—		—	13,483	1,337,783
	2/20/2019	—	—	—	13,484		1,337,882	—	—
	2/16/2018	—	—	—	15,008	(5)	1,489,094	—	—
	2/16/2018	—	—	—	8,554		848,728	—	—
	6/24/2015	1,200	22.50	6/24/2025	—		—	—	—

David M. Neenan	5/26/2020	—	—	—	—		—	11,779	1,168,712
	5/26/2020	—	—	—	11,780		1,168,812	—	—
	5/9/2019	—	—	—	22,726	(6)	2,254,874	—	—
	6/1/2018	—	—	—	43,446		4,310,712	—	—
	2/16/2018	—	—	—	18,009	(5)	1,786,853	—	—
	2/16/2018	—	—	—	10,265		1,018,493	—	—

Heather J. Russell	5/12/2020	—	—	—	9,993		991,505	—	—
	2/21/2020	—	—	—	—		—	4,620	458,396
	2/21/2020	—	—	—	4,620		458,396	—	—
	2/20/2019	—	—	—	—		—	5,552	550,869
	2/20/2019	—	—	—	5,552		550,869	—	—
	6/1/2018	—	—	—	8,891	(5)	882,165	—	—
	6/1/2018	—	—	—	5,069		502,946	—	—

Steven M. Chaouki	2/21/2020	—	—	—	—		—	6,673	662,095
	2/21/2020	—	—	—	6,674		662,194	—	—
	2/20/2019	—	—	—	—		—	7,931	786,914
	2/20/2019	—	—	—	7,931		786,914	—	—
	2/16/2018	—	—	—	8,252	(5)	818,763	—	—
	2/16/2018	—	—	—	4,705		466,830	—	—

(1)	For Mr. Cello, the exercise price equals the fair market value of our common stock on the grant date.
(2)

RSUs granted on February 16, 2018 and Ms. Russell’s RSUs granted on June 1, 2018 vested on February 16, 2021. Mr. Cartwright’s and Mr. Neenan’s RSUs granted on June 1, 2018 vest on June 1, 2021. RSUs granted on February 20, 2019 vest on February 20, 2022. RSUs granted on May 8, 2019 vest on February 20, 2022. RSUs granted on February 21, 2020 and May 26, 2020 vest ratably over three years, where 33% vests on February 21, 2021, 33% vests on February 21, 2022 and 34% vests on February 21, 2023. RSUs granted on May 12, 2020 vest on May 12, 2023.

(3)	The market value was determined based on the closing share price on December 31, 2020 ($99.22).

(4)

This represents the target number of PSUs granted during 2019 and the target number of PSUs granted during 2020 that may be earned based on the closing share price on December 31, 2020 ($99.22). The final number of shares earned is based on actual Company performance, as determined by the Compensation Committee, during the three-year performance period ending on December 31, 2021 for PSUs granted in 2019 and December 31, 2022 for PSUs granted in 2020. Additionally, the NEOs must be employed on February 20, 2022 for PSUs granted on February 20, 2019, February 20, 2022 for PSUs granted on May 8, 2019 and February 21, 2023 for PSUs granted on February 21, 2020 and May 26, 2020.

(5)

Reflects PSUs awarded in February 2018 and June 2018 tied to cumulative Adjusted EBITDA, cumulative Revenue and Relative TSR against the Relative TSR Peer Group for the performance period of January 1, 2018—December 31, 2020 that vested on February 16, 2021. The value shown reflects actual performance results whereby 175% of target PSUs were earned.

(6)

Reflects PSUs awarded to Mr. Neenan in May 2019 tied to TransUnion UK Adjusted EBITDA and Revenue for the performance period of January 1, 2019—December 31, 2020 that vested on February 16, 2021. The value shown reflects actual performance results whereby 50% of target PSUs were earned.

Options Exercised and Stock Vested — 2020

The following table sets forth information regarding the exercise of vested stock options and vesting of stock awards by the NEOs during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Christopher A. Cartwright	162,976	11,526,731	48,583	4,794,414

Todd M. Cello	—	—	21,404	1,976,100

David M. Neenan	79,550	6,095,336	48,583	4,794,414

Heather J. Russell	—	—	—	—

Steven M. Chaouki	—	—	20,242	1,997,582

(1)	Represents the difference between the exercise price of the stock options and the fair market value of our stock at time of exercise.
(2)

Amounts also include accrued dividend equivalents during the vesting period for RSUs and PSUs with the dividend equivalents for the PSUs based on the actual number of shares earned for the 2017-2019 performance period.

Nonqualified Deferred Compensation — 2020

Name	Executive Contributions in 2020(1) ($)	Registrant Contributions in 2020(2) ($)	Aggregate Earnings in 2020(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2020(4) ($)

Christopher A. Cartwright	41,250	60,084	184,238	—	1,055,161

Todd M. Cello	52,436	43,877	72,547	—	303,266

David M. Neenan	438,403	64,309	354,767	—	2,882,107

Heather J. Russell	89,373	29,992	355	—	164,733

Steven M. Chaouki	34,419	15,000	16,280	—	78,799

(1)

Includes amounts reported in the “Salary” columns for 2020 and, if applicable, in the “Non-Equity Incentive Plan Compensation” column for 2019 in the Summary Compensation Table above. Amounts contributed in 2020 attributable to base salary and the annual incentive are detailed below.

Name	Base Salary ($)	Annual Incentive ($)

Christopher A. Cartwright	41,250	—

Todd M. Cello	27,500	24,936

David M. Neenan	138,000	300,403

Heather J. Russell	38,077	51,296

Steven M. Chaouki	25,385	9,034

(2)	Amounts reported in this column are reflected in the “All Other Compensation” column in the Summary Compensation Table above for 2020.
(3)

Amounts reported in this column do not constitute above-market or preferential earnings and, therefore, are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2020. Each NEO self-directs the investment of the Supplemental Plan account balance into one or more of the available investment funds described below.

(4)

The aggregate balance includes amounts previously reported as compensation for our NEOs in the Summary Compensation Table for prior years. These amounts include the following: Mr. Cartwright- $586,709; Mr. Cello- $73,864; and Mr. Neenan- $1,312,084.

Nonqualified Deferred Compensation Plan

The TransUnion Retirement and 401(k) Supplemental Plan is a nonqualified tax deferred compensation program for a limited number of executives, including the NEOs. The Supplemental Plan provides a favorable tax vehicle for deferring cash compensation (i.e., salary and annual incentive payments). Under the terms of the Supplemental Plan, participants are able to defer up to 100% of cash compensation received. Deferred amounts are self-directed into one or more of the available investment funds described below and are credited with gains or losses of the various funds selected by the participant. The Supplemental Plan does not offer any above-market rate of return. Upon termination of employment, deferred amounts are paid, at the participant’s election, in a lump sum or annual installments over a period of either 5 or 10 years. Participants are not permitted to take loans under the terms of the Supplemental Plan. We contribute a match equal to 100% of the first 3% and 50% on the next 2% of the participant’s contributions, which mirrors the 401(k) Plan. Additionally, in 2020, we made a non-elective discretionary contribution of an additional 2% of eligible 2019 compensation. The table below lists the available investment options under the Supplemental Plan and their annual rate of return for the 2020 calendar year.

Name of Fund	Annual Return (%)

Aberdeen Emerging Markets Fund Institutional Class	27.91

Columbia Contrarian Core Fund Class I3	22.44

Vanguard Institutional Index Fund Institutional Class	18.39

Vanguard Total International Stock Index Institutional Class	11.28

American EuroPacific Growth Fund R6	25.27

DFA US Small Cap Portfolio Instl Class	11.17

The Hartford Mid Cap Fund Class R6	25.06

Vanguard Extend Market Index Fund Inst Class	32.23

iShares Russell 2000 Small-Cap Index Fund Instl Class	19.97

Metropolitan West Total Return Bond Fund	9.17

Vanguard Inflation Protected Securities Fund Instl	11.05

Vanguard Total Bond Market Index Fund Inst Class	7.74

Vanguard Federal Money Market Investor Class	0.45

Vanguard Institutional Target Retirement 2015 Fund	10.42

Vanguard Institutional Target Retirement 2020 Fund	12.09

Vanguard Institutional Target Retirement 2025 Fund	13.34

Vanguard Institutional Target Retirement 2030 Fund	14.10

Vanguard Institutional Target Retirement 2035 Fund	14.80

Vanguard Institutional Target Retirement 2040 Fund	15.44

Vanguard Institutional Target Retirement 2045 Fund	16.17

Vanguard Institutional Target Retirement 2050 Fund	16.33

Vanguard Institutional Target Retirement 2055 Fund	16.36

Vanguard Institutional Target Retirement 2060 Fund	16.40

Vanguard Institutional Target Retirement 2065 Fund	16.18

Vanguard Institutional Target Retirement Income Fund	10.18

Payments upon Termination and Change in Control—2020

As mentioned above in our CD&A, we entered into an employment agreement with Mr. Cartwright upon his promotion to CEO. The Cartwright Employment Agreement became effective on May 9, 2019 with a three-year term, and renews automatically for twelve-month intervals, unless either Mr. Cartwright or the Company provides notice of non-renewal at least 180 days before the expiration date. The Cartwright Employment Agreement provides a minimum base salary, eligibility to participate in our annual incentive plan for executive officers and certain severance provisions, contingent upon executing a general release of claims, upon an involuntary termination without Cause (as defined in the Cartwright Employment Agreement), termination following non-renewal or voluntary termination for good reason.

“Good reason” is defined as the occurrence or non-occurrence of any of the following events, without written consent:

•	a material reduction in position, overall responsibilities, level of authority, title or level of reporting;
•

a material reduction in base salary compensation and annual incentive compensation opportunity, measured in the aggregate, which is not the result of a uniformly applied adjustment across all similarly-situated employees;

•	a change in location of employment by more than fifty miles from the then-current location; or
•	a material breach of any material covenant, provision or term of the Cartwright Employment Agreement.

The Cartwright Employment Agreement also includes certain restrictive covenants and confidentiality provisions intended to protect our interests, including a non-compete clause for twelve months following termination, a customer non-solicitation clause for twelve months following termination, and an employee non-solicitation clause for twenty-four months following termination. The table below outlines the payments under the Cartwright Employment Agreement upon various separation scenarios.

NEO Severance Agreements

We have also entered into Severance Agreements with each of the other NEOs. The Severance Agreement for each NEO contains similar provisions, including certain severance payments, contingent upon executing a general release of claims, upon an involuntary termination without cause or voluntary termination for good reason.

Good reason is defined as:

•	a material reduction in position, overall responsibilities, level of authority, title or level of reporting;
•

a material reduction in base salary compensation and annual incentive compensation opportunity, measured in the aggregate, which is not the result of a uniformly applied adjustment across all similarly-situated employees; or

•	a change in location of employment by more than fifty miles from the then-current location.

Each Severance Agreement also includes certain restrictive covenants and confidentiality provisions intended to protect our interests, including a non-compete clause for twelve months following termination, a customer non-solicitation clause for twelve months following termination, and an employee non-solicitation clause for twelve months following termination. The tables below outline the payments under each NEO’s Severance Agreement upon various separation scenarios.

LTI Grants

LTI grants to our NEOs are governed by the terms and conditions of the underlying grant agreements and applicable plan. Outstanding stock options were granted under the TransUnion Holding Company, Inc. 2012 Management Equity Plan (the “2012 Plan”), RSUs and PSUs granted prior to May 12, 2020 were granted under the TransUnion 2015 Omnibus Incentive Plan (“2015 Plan”), and RSUs and PSUs granted on or after May 12, 2020 were granted under the TransUnion Amended and Restated 2015 Omnibus Incentive Plan (“2015 Amended Plan”). The tables below outline the vesting treatment of LTI grants upon various scenarios under the 2015 Plan and 2015 Amended Plan. There are no unvested stock options under the 2012 Plan.

2015 Plan and 2015 Amended Plan

Scenario	Vesting Treatment	Definitions

Death or Disability	All unvested RSUs and PSUs immediately vest upon death or disability assuming target performance for the PSUs.

Disability has the meaning in any employment, consulting or similar agreement or, in the absence of any such definition or agreement, it is a condition entitling the employee to receive benefits under a long-term disability plan of the Company, or, in the absence of such a plan, the complete and permanent inability of the employee by reason of illness or accident to perform his or her duties.

Voluntary or Involuntary Termination

All unvested RSUs and PSUs forfeit, unless the employee is retirement eligible. If the employee is retirement eligible, the RSUs granted in the year prior to retirement vest pro rata based on the number of months actively employed during the vesting period. PSUs granted in the year prior to retirement vest pro rata, subject to actual Company performance during the full performance period, and based on the number of months the employee participates in during the performance period.

Under the terms of the Cartwright Employment Agreement if Mr. Cartwright is involuntarily terminated without cause, terminates following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, any outstanding RSUs or PSUs granted on or after January 1, 2019 will vest pro rata based on the number of full and partial months he was actively employed during either the vesting period (RSUs) or performance period (PSUs). All PSUs are subject to actual Company performance during the full performance period.

To qualify as retirement eligible, an employee must terminate employment (for any reason other than disability, death or for cause) at a time when:

•   the employee is age 55 (or older),

•   the sum of the employee’s age plus completed years of service is at least 65,

•   the employee has completed at least 5 years of service with the Company,

•   the employee does not have an offer for and has not accepted employment with any other for profit business on financial terms and conditions substantially similar to those provided by the Company, and

•   the employee provided at least 60 days’ written notice of the employee’s intent to retire.

As of December 31, 2020, no NEOs are retirement eligible.

Scenario	Vesting Treatment	Definitions

Qualifying Termination following a Change in Control

All RSUs and PSUs fully vest only if there is a qualifying termination within two years following the change in control (unless the RSUs and PSUs are not assumed in the transaction).

The PSUs are paid based on our actual performance for the Relative TSR performance component as of the date of the change in control and target performance for the cumulative Adjusted EBITDA and Revenue performance components. For Mr. Neenan’s 2019 PSU grant, PSUs are paid based on target performance for the TransUnion UK Adjusted Revenue and TransUnion UK Adjusted EBITDA.

Qualifying termination includes an involuntary termination for any reason other than death, disability or cause or termination for good reason (as defined in the Cartwright Employment Agreement or Severance Agreement for the other NEOs).

Change in control is defined as (1) the acquisition by any person of more than 50% of Company common stock; (2) during any period of 12 months, individuals who, at the beginning of such period, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board; or (3) the sale, transfer or other disposition of all or substantially all of our assets.

All RSUs and PSUs are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy adopted by the Board or the Compensation Committee and as in effect from time to time, and applicable law. Also, if any employee receives any amount in excess of the amount that the employee should have otherwise received under the terms of the grant for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Compensation Committee may provide that the employee shall be required to repay any such excess amount.

The following chart illustrates payments and benefits our NEOs would receive upon the occurrence of various separation scenarios, including an involuntary termination without cause or a voluntary termination for good reason, death, disability, and a qualifying termination within two years following a change in control. All scenarios are assumed to occur on December 31, 2020. No incremental severance payments or equity vesting occurs upon a voluntary resignation.

Name	Type of Payment	Involuntary Termination ($)	Death ($)	Disability ($)	Qualifying Termination Following a Change In Control ($)
Christopher A. Cartwright	Severance Payments(1)	5,749,027	—	—	5,749,027
	Value of PSUs/RSUs(2)	7,217,560	20,861,203	20,861,203	20,861,203
	Other Benefits(3)	88,435	—	—	88,435
	Total:	13,055,022	20,861,203	20,861,203	26,698,665

Todd M. Cello	Severance Payments(1)	2,610,434	—	—	2,610,434
	Value of PSUs/RSUs(2)	—	6,410,406	6,410,406	6,410,406
	Other Benefits(3)	67,461	—	—	67,461
	Total:	2,677,895	6,410,406	6,410,406	9,088,301

David M. Neenan	Severance Payments(1)	2,788,749	—	—	2,788,749
	Value of PSUs/RSUs(2)	—	13,195,169	13,195,169	13,195,169
	Other Benefits(3)	73,435	—	—	73,435
	Total:	2,862,184	13,195,169	13,195,169	16,057,353

Heather J. Russell	Severance Payments(1)	2,005,942	—	—	2,005,942
	Value of PSUs/RSUs(2)	—	4,015,830	4,015,830	4,015,830
	Other Benefits(3)	72,928	—	—	72,928
	Total:	2,078,870	4,015,830	4,015,830	6,094,700

Steven M. Chaouki	Severance Payments(1)	2,370,599	—	—	2,370,599
	Value of PSUs/RSUs(2)	—	3,831,678	3,831,678	3,831,678
	Other Benefits(3)	72,928	—	—	72,928
	Total:	2,443,527	3,831,678	3,831,678	6,275,205

(1)

Severance payments for Mr. Cartwright represent payments under the terms of the Cartwright Employment Agreement. If Mr. Cartwright is involuntarily terminated without cause, terminates following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, including following a change in control, then he receives a cash payment equal to 2 times the sum of his current base salary and target bonus, payable over eighteen (18) months in equal installments. He is also eligible for a pro rata target annual incentive payment based on the number of days worked during the calendar year. The severance payments for the other NEOs (Mr. Cello, Mr. Neenan, Ms. Russell and Mr. Chaouki) represent payments under the terms of their individual Severance Agreement. If the NEO is involuntarily terminated without cause or voluntarily resigns for good reason, including following a change in control, then the NEO would receive an amount equal to 1.5 times the sum of the NEO’s annualized base salary and the average of their two previous years of actual bonuses under the annual incentive plan, which is paid in equal installments over 18 months. The other NEOs are also eligible for a pro rata target annual incentive payment based on the number of days worked during the calendar year.

(2)

Upon death or disability, all RSUs and PSUs vest. Similarly, upon a qualifying termination within two years following a change in control, all RSUs and PSUs vest. The RSU and PSU values above are based on the closing share price on December 31, 2020 ($99.22) and assume target performance for the PSUs in all cases. Under the terms of the Cartwright Employment Agreement, if Mr. Cartwright is involuntarily terminated without cause, terminated following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, any outstanding RSUs or PSUs granted on or after January 1, 2019 will vest pro rata based on the number of full and partial months he was actively employed during either the vesting period (RSUs) or performance period (PSUs). All PSUs are subject to actual Company performance during the full performance period.

(3)

Under the terms of the Cartwright Employment Agreement and NEO Severance Agreements, upon an involuntary termination without cause, termination following a non-renewal of the agreement by the Company (Cartwright Employment Agreement only) or voluntary resignation for good reason, including following a change in control, each NEO receives outplacement services for a period of one year (up to a maximum value of $50,000 for Mr. Cartwright and $35,000 for all other NEOs) and a lump sum amount equal to COBRA premiums for 18 months. The amounts reflect the maximum value of the outplacement services and the value of 18 months of health and dental coverage using our 2021 COBRA premium rate.

PAY RATIO DISCLOSURE

TransUnion is a leading global risk and information solutions provider to businesses and consumers with a diversified presence in more than 30 countries and territories. We calculated our President and CEO pay ratio described below in compliance with the requirements set forth in Item 402(u) of Regulation S-K. Our prior median employee is no longer employed by the Company, and as such, we selected a new median employee for 2020. We identified the median employee using our estimated employee population as of December 1, 2020, which included 8,172 global full-time, part-time, temporary, and seasonal employees employed on that date, and applied our consistently-applied compensation measure of annual base salary in effect on December 1, 2020. Nearly all of our employees receive an annual base salary (paid on an hourly, weekly, biweekly or monthly basis), which reasonably reflects the annual compensation of our employees. For employees outside the United States, we converted the annual base salary into United States dollars using the applicable exchange rates on December 1, 2020.

Once we identified our median employee, we then calculated the median employee’s annual total compensation in the same manner as the named executive officers found in the Summary Compensation Table on page 60. Our median employee’s annual total compensation was $126,953. Our President and Chief Executive Officer’s annual total compensation disclosed in the Total column of the Summary Compensation Table was $8,633,152. Accordingly, our estimated President and Chief Executive Officer to median employee pay ratio for 2020 was 68:1.

RISK ASSESSMENT IN COMPENSATION PROGRAMS

Our compensation programs, including our incentive compensation plans, are designed with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through appropriate risk taking. The following elements are incorporated into our compensation programs to mitigate risk:

•

A Balanced Mix of Compensation Components—The target compensation mix for our executive officers is composed of base salary, annual cash-based incentives and long-term incentive awards, representing a mix that is not overly weighted toward short-term cash incentives. For example, our RSUs and PSUs granted in 2020 have a three-year vesting or performance period, complementing our annual incentive.

•

Multiple Performance Factors—Our annual incentive plan uses both corporate and business unit financial metrics and individual performance, which encourages focus on the achievement of various strategic objectives for the overall benefit of the Company.

•	Capped Incentive Awards—Annual incentive awards and performance share units are capped at 200% of target.

•	Stock Ownership—We have stock ownership requirements for our executives aligning the interests of our executive officers with the long-term interests of stockholders.

•	Prohibited Transactions—Our executives are prohibited from various pledging and hedging transactions.

•

Clawback Provision—Our annual incentive plan and long-term incentive grants contain a clawback provision, which, among other things, provides for the recoupment of compensation upon a financial restatement or detrimental activity.

Based on these factors, the Compensation Committee, in consultation with management and FW Cook, concluded that our compensation programs are appropriate and do not create risks that are reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2020, with respect to our equity compensation plans under which common stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
TransUnion Holding Company, Inc. 2012 Management Equity Plan (approved by security holders)	571,817	$8.58	—
TransUnion Amended and Restated 2015 Omnibus Incentive Plan (approved by security holders)	—	—	8,288,621
TransUnion 2015 Employee Stock Purchase Plan, as Amended and Restated (approved by security holders)	—	—	1,408,535
Equity compensation plans not approved by security holders	—	—	—

Total	571,817	$8.58	9,697,156

OTHER INFORMATION

Other Business

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

Proxy Solicitation

The expense of soliciting proxies will be paid by TransUnion. We have retained Georgeson to assist with the solicitation of proxies at an estimated fee of $8,500 plus expenses. Some of the executive officers and other employees of TransUnion may solicit proxies personally, by telephone, mail, facsimile, or other means of communication, if deemed appropriate. TransUnion will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of TransUnion’s common stock.

Stockholder Proposals for 2022 Annual Meeting and Director Nominations

Under SEC regulations, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for our 2022 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal at our principal executive offices at 555 West Adams Street, Chicago, Illinois 60661 by November 26, 2021.

Under our bylaws, stockholders wishing to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders (but not include it in our proxy materials), must submit the proposed nominee or item of business by delivering notice to our Corporate Secretary at our principal executive offices, as follows:

•

Normally, for an annual meeting, we must receive the notice not less than 90 days or more than 120 days before the first anniversary of the prior year’s meeting. For our 2022 Annual Meeting of Stockholders, we must receive notice no earlier than January 11, 2022 and no later than February 10, 2022.

•

However, if we hold the annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, we must receive the notice not earlier than 120 days before such annual meeting and no later than the close of business on the later of (i) 90 days before such annual meeting and (ii) 10 days after the date on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our bylaws about both the nominee or proposed business, as applicable, and the stockholder making the nomination or proposal. Any such proposal must also comply with the requirements of Rule 14a-8 of the Exchange Act. A nomination or proposal that does not comply with the foregoing requirements will be disregarded.

Additional Information Available

For stockholders receiving paper copies of this proxy statement, a copy of our 2020 Annual Report (which includes our 2020 Form 10-K) will accompany the proxy statement. For stockholders receiving the Notice only, the proxy statement and our 2020 Annual Report (which includes our 2020 Form 10-K) will be available electronically.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2020, along with our proxy statement, as filed with the SEC, are also available on our Investor Relations website, www.transunion.com/tru, on the “Financials” page, or you may request a copy of the Annual Report on Form 10-K and/or the proxy statement, without charge, by writing to our Investor Relations department at 555 West Adams Street, Chicago, Illinois 60661.

APPENDIX A

ADDITIONAL INFORMATION REGARDING CHANGE OF INDEPENDENT REGISTERED ACCOUNTING FIRM IN 2020

As reported on our Current Report on Form 8-K filed on February 24, 2020 (the “Auditor 8-K”), on February 18, 2020, the Audit and Compliance Committee (i) dismissed Ernst & Young LLP (“EY”) and (ii) engaged PricewaterhouseCoopers LLP (or “PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to completion of PwC’s standard client acceptance procedures and execution of an engagement letter. The reports of EY on the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through February 18, 2020, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused them to make a reference thereto in their reports.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through February 18, 2020, there were no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K, except as described below.

During the quarterly period ended June 30, 2019, a material weakness in internal control over financial reporting was identified relating to the operating effectiveness of internal controls designed to prevent or timely detect unauthorized wire transfers by TransUnion Limited, a Hong Kong entity in which we hold a 56.25% interest, so as to safeguard the Company’s cash assets in TransUnion Limited from unauthorized wire transfers and prevent or detect a material misstatement of our financial statements. This material weakness was disclosed in Item 4 of our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2019 and September 30, 2019, and disclosed as remediated in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

We provided EY with a copy of the Auditor 8-K and requested that EY provide a letter addressed to the SEC stating whether EY agrees with the statements contained in the Auditor 8-K as they relate to EY. A copy of such letter dated February 24, 2020 was attached as Exhibit 16.1 to the Auditor 8-K.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through February 18, 2020, neither the Company nor anyone on its behalf consulted PwC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of paragraph (a)(1)(iv) of Item 304 of Regulation S-K and paragraph (a)(1)(v) of Item 304 of Regulation S-K, respectively).

A-1

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D34031-P50623	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TRANSUNION
The Board of Directors recommends you vote FOR each of the nominees for director:
1.	Election of Directors
	Nominees:	For	Against
	1a. William P. (Billy) Bosworth	☐	☐

	1b. Suzanne P. Clark	☐	☐

	1c. Kermit R. Crawford	☐	☐

	1d. Russell P. Fradin	☐	☐

	1e. Pamela A. Joseph	☐	☐

	1f. Thomas L. Monahan, III	☐	☐

The Board of Directors recommends you vote FOR proposal 2:		For	Against	Abstain

2.	Ratification of appointment of PricewaterhouseCoopers LLP as TransUnion’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: By execution of this Proxy Card, the undersigned hereby authorizes the proxies to vote, in their discretion, on any other business that may properly be brought before the meeting or any postponement thereof.

Your signature should appear exactly the same as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our 2020 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2020) are available at www.proxyvote.com.

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D34032-P50623

TRANSUNION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2021

The undersigned stockholder(s) of TransUnion hereby appoint(s) Heather J. Russell and Rachel W. Mantz, or either of them, as proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TransUnion that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., Central Daylight Time on May 11, 2021, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually via live audio webcast at: www.virtualshareholdermeeting.com/TRU2021.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.